FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") is made as of January 12th, 2012, between **EB3 LLC** ("Landlord") and **COMNET TELECOM SUPPLY INC.** ("Tenant").

RECITALS:

A. Landlord and Tenant entered into a lease dated April 20, 2005 as amended by First Amendment to Lease dated July 6, 2006, by Second Amendment to Lease dated January 30, 2008 and by Third Amendment to Lease dated March 22, 2011 (as amended, the "Lease"), which Lease demises certain premises comprised of approximately 10,000 Gross Rentable Square Feet in Suite 101 ("Suite 101") of the building located at 1 Kimberly Road, East Brunswick, New Jersey (the "Building").

B. Tenant desires to lease from Landlord additional space comprising approximately 5,000 Gross Rentable Square Feet in Suite 102 ("Suite 102") of the Building, as Suite 102 is depicted on Exhibits A attached hereto, and Landlord is willing to lease Suite 102 to Tenant on the terms and conditions set forth herein.

C. Tenant and Landlord additionally desire to extend the Term of the Lease and to memorialize and confirm other changes to the terms and conditions of the Lease as set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

1. The above Recitals are specifically incorporated herein by reference.

2. In the event the terms or conditions of this Fourth Amendment conflict with, disagree with, or add to any term(s) or condition(s) of the Lease, this Fourth Amendment shall be deemed controlling and shall supercede any contradictory provision(s).

3. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

4. The Term of the Lease is hereby extended commencing on November 1, 2011 and terminating on the Suite 102 Commencement Date as defined herein below. All references to the "term" or the "Term" under the Lease shall mean the term as extended by this Fourth Amendment.

5. As of November 1, 2011:

(a) Base Rent shall be:

	Annual Base Rent	Monthly Base Rent
	$52,500.00	$4,375.00

(b) Tenant's Percentage shall remain 25.00%, subject to adjustment per terms of the Lease.

(c) Tenant's Common Area Payment shall remain $1,825.00 per month, subject to adjustment per terms of the Lease.

(d) Tenant's Tax shall remain $1,453.00 per month, subject to adjustment per terms of the Lease.

(e) The Disposal Charge shall remain $116.67 per month, subject to adjustment per terms of the Lease.

6. Tenant is in possession of Suite 101 and shall continue to lease Suite 101 in its "AS IS" condition, subject to Landlords performance of obligations set forth as "Landlord's Work" on Exhibit B attached hereto.

7. Delivery of Suite 102

(a) Tenant understands and acknowledges that, as of the date of this Lease, Suite 102 is leased to and occupied by a third-party pursuant to a written lease which will expire on January 31, 2012.

(b) At such time as Landlord regains legal and actual possession of Suite 102, Landlord shall, at no additional cost or expense to Tenant, perform the work and obligations as set forth as "Landlord's Work" on Exhibit B attached hereto. Upon substantial completion of the Landlord's Work (which shall be deemed achieved notwithstanding the fact that in the Landlord's reasonable opinion, minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of Suite 102), Landlord shall deliver physical possession of Suite 102 to Tenant and Tenant shall accept delivery thereof.

(c) Tenant, upon entering into possession of Suite 102 shall conclusively be deemed to have accepted Suite 102 in its then "AS IS" condition, including, without limitation, as regards the title thereto, the nature, condition and usability thereof, and the use or uses to which Suite 102 may be put. Except as specifically provided herein, Landlord shall not be required to perform any work to prepare Suite 102 for Tenant's intended use or any work to be performed by Tenant.

(a) The date of delivery of possession of Suite 102 to Tenant shall be the "Suite 102 Commencement Date".

8. Effective on the Suite 102 Commencement Date:

(a) The Premises or Demised Premises shall consist of Suite 101 and Suite 102 and shall be comprised of approximately 15,000 Gross Rentable Square Feet.

(b) An "Extended Term Lease Month" shall mean each calendar month, commencing (i) on the Suite 102 Commencement Date if the Suite 102 Commencement Date falls on the first day of a calendar month or (ii) if the Suite 102 Commencement Date is not on the first day of a calendar month, on the first day of the month following the Suite 102 Commencement Date with the first Extended Term Lease Month extended to include the initial partial calendar month in which the Suite 102 Commencement Date falls.

(c) The term of the Lease shall be deemed extended and shall terminate on the last day of the sixtieth (60th) Extended Term Lease Month (the "Expiration Date"). All references to the "term" or the "Term" under the Lease shall mean the term as extended by this Fourth Amendment.

(d) Base Rent shall be as follows:

Period	Annual Base Rent	Monthly Base Rent
Suite 102 Commencement Date through Extended Term Lease Month 60	$78,750.00	$6,562.50

(e) Tenant's Percentage shall be 37.50%, subject to adjustment per terms of the Lease.

(f) Tenant's Common Area Payment shall be $2,737.50 per month, subject to adjustment per terms of the Lease.

(g) Tenant's Tax Rent shall be $2,179.50 per month, subject to adjustment per terms of the Lease.

(h) The Disposal Charge shall be $175.00 per month, subject to adjustment per terms of the Lease.

9. Any and all options or rights to renew or extend the Term of the Lease, rights of first refusal and/or rights of first offer which may have previously been granted to Tenant have been exercised or waived by Tenant and are hereby deleted and deemed null, void and of no further force or effect.

10. Landlord is currently holding $10,000.00 as Security and shall continue to hold same pursuant to the terms of the Lease.

11. Landlord and Tenant each warrant and represent to the other that neither employed, dealt with nor negotiated with any broker in connection with this transaction other than Zimmel Associates (the "Broker") and each agrees to indemnify and hold harmless the other against any loss, cost or expense (including reasonable attorneys' fees) arising out of a breach of such representation by the indemnitor. Landlord shall pay any commission owing Brokers pursuant to a separate agreement.

12. Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant certifies that, except as otherwise set out in this Fourth Amendment, all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this Fourth Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other conditions with respect to the Lease or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

13. Tenant represents and warrants that it has obtained all required consents to enter into this Fourth Amendment.

14. Except as expressly modified or amended by this Fourth Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Fourth Amendment.

15. This Fourth Amendment is offered for signature by Tenant and it is understood that this Fourth Amendment shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Fourth Amendment to each other.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth above.

Witnessed by:

LANDLORD:
EB3 LLC
By: Denholtz Management Corp., Authorized Signatory

[signature] By: [signature]
Name: Stephen Cassidy
Title: President

TENANT:
COMNET TELECOM SUPPLY INC.

Marie DePuma By: [signature]
Name: Robert Portera
Title: President

EXHIBIT A

Demised Premises


create 5' openings
wall
create 5' opening
5'
1 fluorescent Light
14'x17'
10'x10'
30'x23'
MEN

W:\Properties\Currently_Managed_Properties\TRI_LLC_Kimberly_Road\Leasing\Documents_Unsigned\Comtest Telecom Supply Inc. - 4th Amend-Expansion.doc - 1/11/12

EXHIBIT B

Landlord's Work

1. Landlord shall, at no additional cost to Tenant, provide Tenant with all of the items provided below. Upon substantial completion of the Landlord's Work, which shall be deemed achieved notwithstanding the fact that in the Landlord's reasonable opinion, minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Premises, and at such time as Landlord obtains a Certificate of Occupancy, Certificate of Completion, Certificate of Continued Occupancy or the required equivalent of any of them, Landlord shall deliver, and Tenant shall accept, possession of the Premises.

- Construction Permits and Certificate of Occupancy.
- Office Partitions - Construct interior partition walls as shown on Exhibit B hereto attached consisting of 25 gauge, 2.5 inch metal studs with 1/2 inch gypsum board on each side of stud, taped and spackled to the underside of the ceiling.
- Paint – Paint all office/production partitions with one (1) color of Building Standard paint.
- Interior Doors - 3' x 6'8" solid core birch wood doors with hollow metal frames, as needed.
- Ceilings - Install a new 2x4- ceiling grid with Celotex #RF197 ceiling tile with 15/16 inch grid, or equivalent throughout New Production Area.
- Floor Coverings - Patch and repair floor of office/production areas for installation of carpet. Supply and install 20-ounce Philadelphia/Marketplace Winchester carpet or Armstrong VCT (or equivalent) to be selected from Building Standard options. Glue down installation. Supply and install Mercer vinyl cove base (or equivalent).

12 Quads

- Electrical – Supply and install up to ten (12) ~~duplex~~ outlets in New Production Area. Combo exit/emergency lights with battery backup per code.
- HVAC – Supply Building Standard HVAC to New Production Area.
- Lighting - Furnish and install 2x4 Lay in fixtures with T-8 bulbs and acrylic lenses with one fixture per 50 square feet in New Production Area.
- Sprinklers - Sprinkler heads shall be added and relocated to appropriate areas to meet building codes.
- Install 1 fluorecent in WHS next to office in TRIAD

EXCLUSIONS

Voice and Data - The Landlord shall not be responsible for the installation, service or maintenance of the Tenants Voice/Data system.

Furniture - The Landlord shall not be responsible for the movement of furniture for the purpose of installing carpeting or painting.

2. Tenant shall contribute Twenty Five Thousand and 00/100 Dollars ($25,000.00) towards Landlord's Work according to the following schedule. Upon full and final execution of this Fourth Amendment, Tenant shall remit to Landlord a check in the amount of Eight Thousand Three Hundred Thirty Three and 00/100 Dollars ($8,333.00). Upon commencement of Landlord's Work, Tenant shall remit to Landlord a check in the amount of Eight Thousand Three Hundred Thirty Three and 00/100 Dollars ($8,333.00). Upon completion of Landlord's Work, Tenant shall remit to Landlord a check in the amount of Eight Thousand Three Hundred Thirty Four and 00/100 Dollars ($8,334.00).

3. Tenant may request a pre-possession "walk through" of the Premises with a representative of the Landlord. If a walk through is requested by Tenant, Tenant and Landlord's representative shall prepare a mutually agreed upon "punch list" of Landlord's Work that is incomplete or in need of repair, which punch list shall be signed by Tenant and shall be conclusive and final. Landlord shall complete or correct all punch list items within a reasonable time after Tenant takes possession of the Premises.

4. (a) "Tenant Delay" means any actual delay in the completion of the Landlord's Work that may arise as a result of: (i) Tenant's failure to comply with its obligations to submit any plans and/or specifications, supply information, approve plans, specifications or estimates, or give authorizations within the time specified; (ii) any change made after notification to Tenant that a change will delay completion of the construction; (iii) extra time required to obtain any "long lead" items specified by Tenant, (iv) Tenant's failure to allow Landlord, or its agents,

access to the Premises, (v) Tenant's interference, or failure to cooperate, with Landlord's completion of the Landlord's Work (vi) work, other than Landlord's Work, being performed in the Premises by, or at the request of, Tenant, or (vii) delay that is otherwise the direct result of the act(s) or omission(s) of Tenant, its agents, servants or employees. For purposes of this section, an item shall be considered a "long-lead" item if Landlord notifies Tenant within ten (10) business days after receipt of Tenant's approved construction drawings that such item is not readily available or readily installable after the same is requested by Tenant. Landlord shall not be responsible for any delays in the time for completion of construction resulting from Tenant's Delay.

(b) If Landlord determines that a change proposed by Tenant will delay completion of the Landlord's Work, Landlord shall notify Tenant of the estimated length of delay caused by Tenant's request. Tenant shall advise Landlord within one (1) business day after receipt of such notice as to whether Landlord shall proceed with requested change, modification or alteration. Landlord shall not make the requested change without Tenant's approval of any proposed time extension. Any period beyond the permitted response time by Tenant shall be a day of Tenant Delay.

(c) If Landlord determines that a Tenant Delay exists, Landlord shall so notify Tenant in writing. Any time period set out in this Lease which is contingent on completion of Landlord's Work shall be extended by one (1) day for each day of Tenant Delay, beginning on the date Tenant receives notice of the Tenant Delay. If any Tenant Delay continues for a period of five (5) or more calendar days, Tenant shall pay Landlord, as Additional Rent, one day of the then current Base Rent (or the Base Rent that would be in effect upon commencement of the Lease) to compensate Landlord for the losses incurred by Landlord in delay of Tenant's obligation to begin paying Rent upon completion of the Landlord's Work.

1 KIMBERLY RD
UNIT 102
GSF 5000
SCALE 1"=20'-0"
9 NOV 99




39'x79'
MEN
30'x23'
WOMEN
15'x7'
14'x15'
9'x15'

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Third Amendment") is made as of March 22, 2011, between **EB 3 LLC** ("Landlord") and **COMNET TELECOM SUPPLY INC.** ("Tenant").

RECITALS:

A. Landlord and Tenant entered into a Lease dated April 20, 2005 as amended by First Amendment to Lease dated July 6, 2006 and by Second Amendment to Lease dated January 30, 2008 (as amended, the "Lease"), which Lease demises certain premises comprised of approximately 10,000 Gross Rentable Square Feet in Suite 101 (the "Demised Premises") of the building located at 1 Kimberly Road, East Brunswick, New Jersey.

B. Tenant and Landlord desire to extend the term of the Lease and to memorialize and confirm other changes to the terms and conditions of the Lease as set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

1. The above Recitals are specifically incorporated herein by reference.

2. In the event the terms or conditions of this Third Amendment conflict with, disagree with, or add to any term(s) or condition(s) of the Lease, this Third Amendment shall be deemed controlling and shall supersede any contradictory provision(s).

3. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

4. Landlord's address shall be: c/o Denholtz Management Corp., 14 Cliffwood Avenue, Suite 200, Matawan, NJ 07747.

5. The Term of the Lease is hereby extended by six (6) months commencing on May 1, 2011 and terminating on October 31, 2011. All references to the "term" or the "Term" under the Lease shall mean the term as extended by this Third Amendment.

6. As of May 1, 2011:

(a) Base Rent shall remain:

	Annual Base Rent	Monthly Base Rent
	$65,000.00	$5,416.67

(b) Tenant's Percentage shall remain 25.00%, subject to adjustment per terms of the Lease.

(c) Tenant's Common Area Payment shall be $1,825.00 per month, subject to adjustment per terms of the Lease.

(d) Tenant's Tax Rent shall be $1,453.00 per month, subject to adjustment per terms of the Lease.

(e) The Disposal Charge shall remain $116.67 per month, subject to adjustment per terms of the Lease.

7. Tenant is in possession of the Demised Premises and shall continue to lease Demised Premises in its "AS IS" condition.

8. Landlord is holding the sum of $10,000.00 as Security and shall continue to hold same pursuant to the terms of the Lease.

9. Any and all options or rights to renew or extend the Term of the Lease, rights of first refusal and/or rights of first offer which may have previously been granted to Tenant have been exercised or waived by Tenant and are hereby deleted and deemed null, void and of no further force or effect.

10. Landlord and Tenant each warrant and represent to the other that neither employed, dealt with nor negotiated with any broker in connection with this transaction other than Zimmel Associates ("Broker") and each agrees to indemnify and hold harmless the other against any loss, cost or expense (including reasonable attorneys' fees) arising out of a breach of such representation by the indemnitor. Landlord shall pay any commission owing Broker pursuant to a separate agreement.

11. Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant certifies that all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this Third Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other conditions with respect to the Lease or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

12. Tenant represents and warrants that it has obtained all required consents to enter into this Third Amendment.

13. Except as expressly modified or amended by this Third Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Third Amendment.

14. This Third Amendment is offered for signature by Tenant and it is understood that this Third Amendment shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Third Amendment to each other.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth above.

Witnessed by:

LANDLORD:
EB 3 LLC
By: Denholtz Management Corp., Authorized Signatory

_____________________ By: _____________________
Name:
Title:

TENANT:
COMNET TELECOM SUPPLY INC.

_____________________ By: _____________________
Name: Robert Porterca
Title: President/owner

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made as of January 30, ~~2007~~ 2008, between EB 3 LLC ("Landlord") and COMNET TELECOM SUPPLY INC. ("Tenant").

RECITALS:

A. Landlord and Tenant entered into a lease dated April 20, 2005, as amended by first amendment to lease dated July 6, 2006 (as so amended, the "Lease"), which Lease demises certain premises comprised of approximately 10,000 Gross Rentable Square Feet in Suite 101 (the "Demised Premises") of the building located at 1 Kimberly Road, East Brunswick, New Jersey.

B. Tenant and Landlord desire to extend the term of the Lease and to memorialize and confirm other changes to the terms and conditions of the Lease as set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

1. The above Recitals are specifically incorporated herein by reference.

2. In the event the terms or conditions of this Second Amendment conflict with, disagree with, or add to any term(s) or condition(s) of the Lease, this Second Amendment shall be deemed controlling and shall supersede any contradictory provision(s).

3. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

4. The Term of the Lease is hereby extended by three (3) years commencing on May 1, 2008 and terminating on April 30, 2011. All references to the "term" or the "Term" under the Lease shall mean the term as extended by this Second Amendment.

5. As of May 1, 2008:

    (a) Base Rent shall be:

Period	Annual Base Rent	Monthly Base Rent
May 1, 2008 through April 30, 2009	$62,500.00	$5,208.33
May 1, 2009 through April 30, 2011	$65,000.00	$5,416.67

    (b) Tenant's Percentage shall remain 25.00%, subject to adjustment per terms of the Lease.

    (c) Tenant's Common Area Payment shall be $1,809.47 per month, subject to adjustment per terms of the Lease.

    (d) Tenant's Tax Rent shall be $1,547.21 per month, subject to adjustment per terms of the Lease.

    (e) The Disposal Charge shall remain $116.67 per month, subject to adjustment per terms of the Lease.

6. Tenant is in possession of the Demised Premises and shall continue to lease Demised Premises in its "AS IS" condition.

7. Landlord is holding the sum of $10,000.00 as Security and shall continue to hold same pursuant to the terms of the Lease.

W:\Properties\Currently_Managed_Properties\EB3, LLC\1_Kimberly_Road\Leasing Documents_Unsigned\Comnet Telecom Supply Inc - 2nd Amend.doc - 11-27-07

8. Landlord and Tenant each warrant and represent to the other that neither employed, dealt with nor negotiated with any broker in connection with this transaction other than Zimmel Associates ("Broker") and each agrees to indemnify and hold harmless the other against any loss, cost or expense (including reasonable attorneys' fees) arising out of a breach of such representation by the indemnitor. Landlord shall pay any commission owing Broker pursuant to a separate agreement.

9. Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant certifies that all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this Second Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other conditions with respect to the Lease or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

10. Tenant represents and warrants that it has obtained all required consents to enter into this Second Amendment.

11. Except as expressly modified or amended by this Second Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Second Amendment.

12. This Second Amendment is offered for signature by Tenant and it is understood that this Second Amendment shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Second Amendment to each other.

IN WITNESS WHEREOF, the parties have this day set their hands and seals.

Signed, Sealed and Delivered
in the presence of:

LANDLORD:
EB 3 LLC
By: Benholtz Management Corp., Authorized Signatory

______________________ By: ______________________
Name: Steve Cassidy
Title: Vice President

TENANT:
COMNET TELECOM SUPPLY INC.

______________________ By: ______________________
Name: Robert Portera
Title: President

W:\Properties\Currently_Managed_Properties\EB3_LLC-1_Kimberly_Road\Leasing\Documents_Unsigned\Comnet Telecom Supply Inc. - 2nd Amend.doc - 11 23/07

Loan No. 790032401

Tenant Estoppel Letter

c/o GEMSA Loan Services, L.P.
1500 City West Blvd., Suite 200
Houston, Texas 77042

RE: Lease dated ___April 20 ___, 2005___ (the "Lease")
for __EB3, LLC______________________ (the "Property")

Ladies and Gentlemen:

The undersigned is Tenant under the Lease. Tenant certifies to EB3, LLC, and GEMSA Loan Services, L.P., as Servicer, and its successors, transferees and assigns (collectively, "Lender") and acknowledges and agrees that:

1. A true, complete and correct copy of the Lease is attached hereto as Exhibit "A". There has been no assignment, amendment, modification, supplement, or other agreement of any kind relating to the Lease, except as set forth herein.

2. The following information concerning the Lease is true and correct:

Landlord: EB3, LLC ("Landlord")

Tenant: Comnet Telecom Supply Inc. ("Tenant")

Premises: 1 Kimberly Rd, East Brunswick, NJ, Unit 101 (Premises")
containing _107,165______ rentable square feet

Square feet: 10,000

Amendments, Modifications, Assignments or Assumptions: ______________

Yes, Amendments 2/7/08

Commencement Date: 5/1/08

Expiration Date of Term: 4/30/2011

Monthly rent under the Lease:
Fixed Minimum Rent: $5,416.67

Rent Escalation (if any): ____________
Common Area Maintenance: $1,825.00
Real Estate Taxes: ~~0.00~~ $ 1453.00
Insurance: 0.00

Renewal Option: None

Expansion Option: None

Other Agreements: ------

Amount of Security Deposit: $10,000.00

3. The Lease represents the entire agreement between Landlord and Tenant and has not been modified or amended except as indicated above.

4. The Lease (modified as indicated above) is presently in full force and effect in accordance with its terms and Tenant has unconditionally accepted the Premises.

5. All rent and additional rent payable under the Lease as of the date of this letter has been paid in full and no rent or additional rent to become payable under the Lease has been paid more than 30 days in advance.

6. The Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter thereof, no options to purchase or rights of first refusal are contained therein, and there are no other agreements between them, oral or written, regarding the Premises or the Property.

7. To the best of Tenant's knowledge, no party to the Lease is in default thereunder, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default thereunder.

8. Tenant has no counterclaims, defenses, credits, deductions, abatements or offsets to its obligations under the Lease or to the enforcement of any of the Landlord's rights thereunder.

9. Landlord has completed all improvements, alterations, additions, painting and refurbishing to the Premises and the Property required to be performed by Landlord, and there are no rent concessions, rebates, free rents or similar inducements except as set forth in the Lease.

10. The Lease is subject and subordinate to any and all existing and future mortgages and any ground lease of the Premises.

11. No actions, either voluntary or otherwise, are pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

12. Tenant has not assigned, mortgaged or pledged any part of its leasehold under the Lease nor sublet all or any part of the Premises.

13. To the best of its knowledge, Tenant has not used, stored, released, disposed of or transported at, to or from the Property any substance classified as hazardous or toxic under applicable federal state or local laws or regulations except in compliance with such laws or regulations.

14. Tenant acknowledges that if Lender succeeds to the interest of Landlord under the Lease, Lender shall not be liable for any act or omission of any prior landlord (including Landlord), liable for the return of any advance rental deposit or any security deposit (unless such sums have actually been received by Lender as security for Tenant's performance under the Lease), subject to any offset or defense which Tenant may have against any such prior landlord or bound by any rent or additional rent Tenant may have paid for more than the current month, or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease not expressly permitted by the Lease made without its express written consent.

15. If Lender succeeds to the interest of Landlord under the Lease by any means, Tenant agrees to attorn to Lender and be bound to Lender under all the terms of the Lease on the condition that Lender does not disturb the possession of the Tenant under the Lease if the Lease is in full force and effect and the Tenant is not then in default under the Lease.

16. Lender and any party who at any time may have an interest in the Lease, may rely upon the truth and accuracy of the representations, statements and certifications and the agreements made in this letter.

17. If Tenant is a corporation, the undersigned is a duly appointed officer of the corporation signing this letter and is the incumbent in the office indicated under his/her name. If Tenant is a partnership, limited liability company or other entity, the undersigned is a duly authorized signatory of such entity.

a Comnet Telecom Supply, Inc.
(Name of Tenant)

By: [signature]
Name: Robert Portera
Title: Owner

Dated: 9/30/09

A Joint Venture of GE Capital Real Estate and L.J. Melody & Company, a CB Richard Ellis Company

AGREEMENT OF LEASE

between

EB 3 LLC,

Landlord

and

COMNET TELECOM SUPPLY INC.

Tenant

Premises: 1 Kimberly Road,
East Brunswick, New Jersey

Date: May 1st **, 2005**

W:\Properties\EB3_LLC\1_Kimberly_Road\Leasing\Documents_Unsigned\Comnet Telecom Supply-Lease.doc

TABLE OF CONTENTS

INDEX OF FREQUENTLY USED TERMS

THIS LEASE made and entered into as of this 1 day of May, 2005, by and between **EB 3 LLC**, a New Jersey limited liability company having its principal office c/o Denholtz Management Corp., 1600 St. Georges Avenue, P.O. Box 1234, Rahway, New Jersey 07065 ("Landlord") and **COMNET TELECOM SUPPLY INC.**, a New York corporation, having an address at 10 Alvin Court, Unit 111, East Brunswick, New Jersey ("Tenant").

WITNESSETH:

Preliminary Statement

A. Landlord is the owner of that certain developed parcel of real property located at 1 Kimberly Road in East Brunswick, New Jersey, as shown on the Site Plan annexed hereto as Exhibit A (the "Property").

B. Tenant desires to lease a portion of the building located on the Property (the "Building"), which portion is shown crosshatched on the Floor Plans annexed hereto as Exhibit B, such portion herein called the "Demised Premises", and Landlord desires to lease the Demised Premises to Tenant upon and subject to the terms and conditions hereinafter set forth.

C. The Property, together with the Building, the Common Areas (hereinafter defined) and other improvements on the Property are herein collectively called the "Complex".

NOW, THEREFORE, in consideration of the terms, covenants and conditions herein set forth, Landlord and Tenant hereby covenant and agree as follows:

BASIC PROVISIONS AND DEFINITIONS

The following Basic Provisions and Definitions are incorporated into and made a part of the Lease:

(1) Date of Lease: May 1st, 2005

(2) Exhibits: The following exhibits annexed hereto are hereby incorporated herein and made a part hereof:

Exhibit A	-	Site Plan
Exhibit B	-	Floor Plan
Exhibit C	-	Landlord's Work
Exhibit D	-	Rules & Regulations
Exhibit E	-	Environmental Disclosure Affidavit

(3) Building: 1 Kimberly Road, East Brunswick, New Jersey 08816

(4) Demised Premises: As shown on Exhibit B, designated as Unit No. 101, consisting of approximately 10,000 Gross Rentable Square Feet.

(5) Tenant's Percentage: Initially 25%, subject to Section 3.4(a)

(6) Tenant's Tax Rent: Zero Dollars ($0.00) per month for Lease Months 1 through 3, thereafter $1,366.67 per month, subject to adjustment per terms of the Lease.

(7)	Tenant's Common Area Payment:	$4,111.41 per month for Lease Months 1 through 3, thereafter $1,516.67 per month, subject to adjustment per terms of the Lease.
(8)	Disposal Charge:	$191.00 per month for Lease Months 1 through 3, thereafter $116.67 per month, subject to adjustment per terms of the Lease.

(9) Base Rent:

Period:	Annual Base Rent:	Monthly Base Rent:
Lease Months 1-3	$106,447.56	$8,870.63
Lease Months 4-24	$60,000.00	$5,000.00

(10)	Security:	$10,000.00
(11)	Commencement Date:	Estimated to be May 1, 2005, subject to Section 2.1
(12)	Expiration Date:	The last day of the twenty fourth (24th) Lease Month
(13)	Term:	Two (2) years
(14)	Permitted Use:	Offices and Warehouse

(15) Tenant's Address:

(a) prior to Commencement Date:
10 Alvin Court
Unit 111
East Brunswick, New Jersey 08816

(b) from and after Commencement Date:
1 Kimberly Road
Unit 101
East Brunswick, NJ 08816

(16) Landlord's Address:
EB 3 LLC
c/o Denholtz Management Corp.
P.O. Box 1234
1600 St. Georges Avenue
Rahway, New Jersey 07065

(17)	Parking Spaces:	Ten (10) cars, subject to Article 25
(18)	Broker:	Zimmel Associates
(19)	Tenant's SIC number:	____________________

set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

Section 26.19 Binding Effect. The covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

Section 26.20 Severability If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by the law.

Section 26.21 Contingency Tenant is currently a tenant in space (the "Surrender Space") in another property owned by Landlord, which Surrender Space is the subject of a pending "Surrender Agreement" between Tenant and Landlord and a new lease between Landlord and a third party. This Lease, and all of the obligations of Tenant and Landlord hereunder, are contingent upon the full and final execution and delivery of the Surrender Agreement and a new lease for the Surrender Space.

IN WITNESS WHEREOF, the parties have this day set their hands and seals.

EB 3 LLC

By: ______________________________
Name:
Title:

COMNET TELECOM SUPPLY, INC.

By: [signature]
Name: Robert A. Portera
Title: President/owner

ARTICLE 1 DEMISE OF PREMISES

Section 1.1 Demise. Landlord hereby leases the Demised Premises to Tenant, and Tenant hereby takes the Demised Premises from Landlord, subject to all liens, encumbrances, easements, restrictions, covenants, zoning laws and regulations affecting and governing the Demised Premises, and together with the nonexclusive right to use the Common Areas in common with other tenants and occupants of the Complex for the term hereinafter provided.

Section 1.2 Common Areas.

(a) The term "Common Areas" shall include (i) those portions of the Complex and services which are available from time to time for common use by any and all of the owners, tenants or users of land and/or buildings within the Complex and the business invitees of such owners, tenants or users, including, without limitation, the parking areas, lanes, drives and driveways, entrances, all means of ingress and/or egress, curb cuts, roadways, passageways, service corridors, loading docks, common heating and ventilation facilities (if any), common telephone and electric rooms (if any), sidewalks, landscaped areas, lighting facilities and equipment located in the Complex and (ii) any area(s) of the Building provided for the common use or benefit of tenants generally and/or the public located within the Building, including, without limitation, exterior walls and doors, common stairwells, common ducts, common shafts, the foundation, structural steel framing including roof framing, the roof (excluding any tenant's mechanical equipment), exterior windows, exterior glass and exterior plate glass.

(b) Landlord may, at any time and from time to time, increase, reduce or change the Common Areas, or any portion thereof, and/or erect additional buildings thereon and Tenant shall not be entitled to any compensation as a result thereof, nor shall same be deemed an actual or constructive eviction.

(c) Landlord may temporarily close any part of the Common Areas for such time as may be required to prevent a dedication thereof or an accrual of any rights in any person or in the public generally therein, or when necessary for the maintenance or repair thereof, or for such other reason as Landlord in its judgment may deem necessary or advisable.

Section 1.3 Property, Complex and Building. Landlord shall have the right from time to time to add to, or subtract from, the Property, the Complex and/or the Building as Landlord may elect.

ARTICLE 2 TERM

Section 2.1 Term. Tenant shall have and hold the Demised Premises, together with any and all appurtenances thereto, and the easements, rights and privileges herein granted to Tenant, for and during the Term of this Lease. The "Term" shall commence on the earlier to occur of (i) the day on which the Demised Premises are ready for occupancy (as provided in Article 4) and (ii) the day Tenant or anyone claiming under or through Tenant first occupies the Demised Premises for business (such day, the "Commencement Date") and, unless sooner terminated or extended as provided elsewhere in this Lease, shall end on the Expiration Date set forth in the Basic Provisions and Definitions hereof (the "Expiration Date"). In the event that the Demised Premises are not ready for Tenant's occupancy at the time of the Commencement Date set forth in the Basic Provisions and Definitions hereof, this Lease shall not be affected thereby, but in such event, no rent shall be due hereunder until the earlier of (i) Landlord's Work being completed in accordance with Section 4.1 hereof, or (ii) Tenant occupying the Demised Premises.

(1) Section 2.2 Lease Month. "Lease Month" means each calendar month commencing (i) on the Commencement Date if the Commencement Date falls on the first day of a calendar month, or (ii) if the Commencement Date is not the first day of a calendar month, on the first day of the month following the Commencement Date plus the

initial partial calendar month in which the Commencement Date falls.

ARTICLE 3 RENT

Section 3.1 Rent. From and after the Commencement Date and throughout the Term, Tenant shall pay to Landlord the sums set forth in this Article as Rent, without prior demand therefor. The term "Rent" shall be deemed to include Base Rent and all additional sums payable by Tenant to Landlord pursuant to this Lease ("Additional Rent"). All payments of Rent shall be paid to or on behalf of Landlord in lawful money of the United States which shall be legal tender for payment of public and private debts, without demand or notice and without any abatement, deduction or set-off whatsoever, except as otherwise expressly provided in this Lease. All payments of Rent shall be delivered to Landlord at the address set forth in this Lease for notices or to any other place designated by Landlord.

Section 3.2 Base Rent.

(a) During the Term, Tenant shall pay to Landlord as rental for the Demised Premises, an annual rent (the "Base Rent") as set forth in the Basic Lease Provisions.

(b) The first full monthly installment of Base Rent shall be paid to Landlord simultaneous with execution of this Lease by Tenant. Thereafter, Base Rent shall be paid in equal monthly installments in advance on or before the first day of each month during the Term. If the Commencement Date is not the first day of a calendar month, Base Rent for the period from the Commencement Date to the last day of the month in which the Commencement Date occurs shall be apportioned on the basis of a 30-day month.

(c) After determination of the Commencement Date, Landlord shall send Tenant a commencement letter specifying the Commencement Date, the Expiration Date and confirmation of certain other business terms of this Lease which commencement letter shall become a part of this Lease and binding on Tenant and Landlord if Tenant does not give Landlord notice of its disagreement with any of the provisions of such commencement letter within ten (10) days after the date of such letter.

(d) If Tenant at any time during the term of this Lease increases the permitted Gross Rentable Square Feet of office or lab use at the Demised Premises, the Base Rent shall be automatically increased as of the day Tenant effected such conversion to the amount Landlord is then offering similar space to other tenants for such uses which shall be at a minimum the per Gross Rentable Square Footage charge for office and/or lab use. In the event Tenant converts any portion of the Demised Premises from office or lab to another permitted use, the Base Rent shall not be decreased. Nothing herein shall be deemed to constitute consent by Landlord to any such change. Except as expressly modified herein, the provisions of this Section are subject to Articles 5 and 10.

Section 3.3 Tenant's Tax Rent.

(a) (i) Commencing on the Commencement Date and throughout the Term, Tenant shall pay to Landlord, as Additional Rent, a portion of all Real Estate Taxes affecting and imposed upon the tax lot of which the Demised Premises is a part (the "Tax Lot") which accrue during the Term, as hereinafter provided ("Tenant's Tax Rent"). Tenant's Tax Rent shall be equal to the product of (x) the Real Estate Taxes assessed against the Tax Lot, times (y) a percentage equal to the number of Gross Rentable Square Feet within the Demised Premises, divided by the number of Gross Rentable Square Feet within the Complex (such percentage herein called "Tenant's Percentage"). Landlord shall proportionally increase or decrease Tenant's Percentage if the Gross Rentable Square Feet in the Complex increases or decreases due to additional development, subdivision, demolition, condemnation, or similar reasons. Landlord's notice to Tenant of such increase or decrease shall be binding on Tenant and shall be deemed to automatically amend

Tenant's Percentage hereunder. In the case of an increase in Tenant's Percentage, the effective date of such increase shall be the actual date of the event that reduced the Gross Rentable Square Feet in the Complex. In the event of a decrease in Tenant's Percentage, the effective date of such decrease shall be a date which is no earlier than the date that leases demising at least fifty percent (50%) of such additional Gross Rentable Square Feet in the aggregate have commenced.

(ii) As used in this Lease, "Gross Rentable Square Feet" shall mean the actual number of square feet of floor area contained on each floor within a building, including any mezzanine or basement space, as measured from the exterior faces of the exterior walls and/or the center line of any common walls; provided, however, with respect to the Demised Premises, "Gross Rentable Square Feet" shall conclusively be the Gross Rentable Square Feet indicated in the Basic Terms and Definitions hereof.

(iii) The term "Real Estate Taxes" shall mean all ad valorem real estate taxes and general, special and betterment assessments, ordinary and extraordinary, foreseen and unforeseen, which are imposed by Governmental Authorities and assessed against the Demised Premises, or any portion thereof, the improvements thereon, or any portion thereof, or against Landlord as owner of the Demised Premises including, without limitation, taxes, fees and charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Demised Premises, or any portion thereof; the various estates in and to the Demised Premises, or any portion thereof; the Rent payable to Landlord pursuant to this Lease; all water and sewer charges; and any taxes, fees and charges imposed in lieu of or in addition to the foregoing due to a future change in the method of taxation.

(iv) Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, succession, corporate franchise or income tax of Landlord, nor shall any of same be deemed Real Estate Taxes, except to the extent same are substituted in lieu of Real Estate Taxes.

(b) (i) Tenant shall pay Tenant's Tax Rent to Landlord in equal monthly installments, together with and in the manner prescribed for the payment of Base Rent, in an amount reasonably estimated by Landlord to be equal to 1/12th of Tenant's Tax Rent for the current calendar year. Prior to delivery of Landlord's first statement of Tenant's Tax Rent hereunder, Tenant's Tax Rent shall be payable at the rate per month specified in the Basic Provisions and Definitions of this Lease, subject to adjustment as provided for in this Section.

(ii) After the end of each calendar year, Landlord shall, furnish to Tenant a statement (which statement, may, at Landlord's election, be combined with Landlord's statement delivered pursuant to Section 3.4 hereof) of the actual amount of Tenant's Tax Rent for the preceding calendar year. Tenant shall, within ten (10) days after receipt of Landlord's statement, pay to Landlord any deficiency between the amount of Tenant's Tax Rent as paid during such calendar year and the amount thereof as shown on Landlord's statement. If the amount paid by Tenant hereunder exceeds the actual amount of Tenant's Tax Rent for said calendar year, such excess shall be credited against the next monthly installment or installments of Tenant's Tax Rent due from Tenant to Landlord hereunder, or shall be refunded to Tenant if such excess relates to the calendar year in which the Term expires.

(c) Any Real Estate Taxes for a real estate fiscal tax year only a part of which is included within the Term, shall be adjusted between Landlord and Tenant on the basis of a 365-day year as of the Commencement Date or the Expiration Date or sooner termination of the Term, as the case may be, for the purpose of computing Tenant's Tax Rent.

(d) (i) Landlord may elect to contest the amount or validity of assessed valuation or Real Estate Taxes for any real estate fiscal tax year, in which event Real Estate Taxes shall be deemed to include any fees and/or expenses incurred by Landlord in contesting or appealing Real Estate Taxes and Tenant shall pay Tenant's Percentage of the amount thereof within ten (10) days after receipt of demand therefor. If after Tenant shall have made a payment of Tenant's Tax Rent, Landlord shall receive a refund of any portion of the Real Estate Taxes on which such payment shall have been based, then Landlord shall, after deducting all unreimbursed expenses paid by Landlord, if any, incurred in obtaining such refund, apply Tenant's Percentage of such net refund against the next installment or installments of Tenant's Tax Rent to be paid by Tenant, or shall refund such amount to Tenant if such refund related to the calendar year in which the Term expires.

(ii) Tenant shall cooperate with Landlord, execute any and all documents required in connection therewith and, if required by Legal Requirements, shall join with Landlord in the prosecution thereof.

(e) In addition to Tenant's Tax Rent, Tenant shall pay, before delinquent, any and all taxes and assessments (i) levied against fixtures, equipment, signs and personal property located or installed in, about or upon the Demised Premises; (ii) on account of any rent, income or other payments received by Tenant or anyone claiming by, through or under Tenant; (iii) arising out of the use or occupancy of the Demised Premises, this transaction, or any document to which Tenant is a party creating or transferring an interest or estate in the Demised Premises.

Section 3.4 Tenant's Common Area Payment.

(a) Commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant's Common Area Payment. "Tenant's Common Area Payment" shall be equal to the product of (x) Common Area Expenses allocated to the Complex, and (y) Tenant's Percentage.

(b) (i) Tenant's Common Area Payment shall be paid to Landlord in equal monthly installments, together with and in the manner prescribed for the payment of Base Rent. Prior to delivery of Landlord's first statement of Common Area Expense hereunder, Tenant's Common Area Payment shall be payable at the rate per month specified in the Basic Provisions and Definitions of this Lease, subject to adjustment as provided for in this Section.

(ii) After the end of each calendar year, Landlord shall furnish to Tenant a statement of Common Area Expenses for such calendar year (which statement may, at Landlord's election, be combined with Landlord's statement delivered pursuant to Section 3.3 hereof). Within ten (10) days after receipt of Landlord's statement, Tenant shall pay to Landlord any deficiency between the amount of Tenant's Common Area Payment as paid during such calendar year and the amount thereof as shown on Landlord's statement. If the amount paid by Tenant hereunder exceeds the actual amount of Tenant's Common Area Payment for said calendar year, such excess shall be credited against the next monthly installment or installments of Tenant's Common Area Payment due from Tenant to Landlord hereunder, or shall be refunded to Tenant if such excess relates to the calendar year in which the Term expires. After receipt of Landlord's statement, Tenant's Common Area Payment shall be paid based on Landlord's estimate of Common Area Expenses anticipated during the then current calendar year, and Tenant shall, without demand, pay to Landlord 1/12th of the amount thereof, in advance, on or before the first day of each calendar month until the next statement of Common Area Expenses is received from Landlord.

(c) Every statement given by Landlord pursuant to this Section and Section 3.3 shall be conclusive and binding upon Tenant unless (i) within fifteen (15) days after the receipt of such statement, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects

in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration pursuant to this Lease within twenty (20) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, the Tenant shall pay Rent or accept credit in accordance with Landlord's statement and such payment or acceptance shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith credit Tenant the amount of Tenant's overpayments resulting from compliance with Landlord's statement.

(d) The term "Common Area Expense(s)" shall mean all amounts paid or incurred by Landlord in connection with its responsibilities under this Lease or to operate, maintain and repair the Complex, including, without limitation, cleaning; snow removal and treatment of ice; maintaining, repairing, repaving and restriping the parking area; replanting and replacing landscaping; maintaining, repairing and replacing common utility lines; water and sewerage charges; changing utility service providers; maintaining, repairing and replacing the roof, gutters and downspouts of the Building; electricity charges; premiums for insurance policies Landlord is required to maintain in accordance with this Lease or otherwise maintains in connection with the Complex; wages, salaries and worker's compensation (including employee benefits and unemployment and social security taxes and insurance) of staff performing services in connection with the Complex; management fees (not to exceed five percent (5%) of gross collected rents); supervision, management and operation of the Complex; reasonable legal, accounting and other professional fees; security services; traffic control; rental or depreciation on equipment used in connection with operation and maintenance of the Complex; the cost of compliance with and/or contesting Legal Requirements relating to the Complex; license and permit fees; personal property, sales, service and/or use taxes on material, equipment, supplies and services; and other similar direct costs chargeable to the operation and maintenance of the Complex. The preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such service, except if stated elsewhere in this Lease. Notwithstanding anything to the contrary, in the event a capital expenditure is made in connection with the maintenance or operation of the Complex or any portion thereof, which expenditure, pursuant to the Internal Revenue Code of 1986, as amended, and the regulations applicable thereto (herein the "Code"), is required to be capitalized for federal income tax purposes, then the cost thereof shall be amortized on a straight line basis over the shorter of (i) its useful life, as determined by Code, or (ii) ten (10) years; and the annualized installment, as determined pursuant to either (i) or (ii) above, together with interest thereon at the prime rate established by Citibank, N.A., or its successor, payable from the date of installation through the date of repayment of said installment, shall be included in operating expenses as provided herein.

Section 3.5 Net Lease.

(a) Rent shall be absolutely net to Landlord without any abatement, deduction, counterclaim, set-off or offset whatsoever and Landlord shall not be required to provide any services or do any act in connection with the Demised Premises, except as specifically provided in this Lease. Tenant's obligation to pay Additional Rent shall survive the Expiration Date.

(b) Except as expressly and specifically provided to the contrary elsewhere in this Lease, no abatement, diminution or reduction of Rent shall be claimed by or allowed to Tenant, or any persons claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to the Demised Premises, the Building, or the Common Areas; by virtue or because of any present or future Legal Requirements; by virtue or arising from, and during, the restoration of the Demised Premises, the Building or the Common Areas after the destruction or damage thereof by fire or other casualty or the taking or condemnation of a portion thereof; or arising from any other cause or reason.

(c) It is expressly understood and agreed by and between the parties that this Lease is a triple net lease and, except as specifically provided herein, Landlord is not obligated to expend any funds in connection with the Demised Premises.

(d) This Lease shall not be affected by any laws, ordinances or regulations, whether federal, state, county, city, municipal or otherwise, which may be enacted or become effective from and after the date of this Lease affecting or regulating or attempting to affect or regulate the Rent herein reserved.

Section 3.6 Late Charge. In the event any installment of Base Rent or Additional Rent is not paid to Landlord within five (5) days after its due date, a late charge equal to the greater of (a) ten percent (10%) of the then late payment and (b) one hundred fifty dollars ($150.00) shall be automatically due from Tenant to Landlord (as applicable, "Late Charge"). This amount is in compensation of Landlord's additional costs of processing late payments. Additionally, payments of Rent not received by Landlord when due shall accrue interest at the Interest Rate from the date on which it was due until the date full payment (including accrued interest) is received by Landlord shall be automatically due from Tenant to Landlord.

Section 3.7 Security.

(a) Tenant has, simultaneously with the execution hereof, deposited with Landlord the amount specified as Security in the Basic Provisions and Definitions of this Lease (the "Security") as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, and any modification, extension or renewal hereof. Landlord may, at its sole option, retain, use, or apply the whole or part of the Security to the extent required for payment of any: (i) Rent; (ii) loss or damage that Landlord may suffer by reason of Tenant's default including, without limitation, any damages incurred by Landlord or deficiency resulting from the reletting of the Demised Premises, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord; (iii) costs incurred by Landlord in connection with the cleaning or repair of the Demised Premises upon expiration or earlier termination of this Lease; or (iv) default by the Tenant. In no event shall Landlord be obligated to apply the Security and the Landlord's right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Demised Premises before or after Landlord's declaration of the termination of this Lease for nonpayment of Rent or for any other reason shall not be affected by reason of the fact that Landlord holds the Security. The Security will not be a limitation on the Landlord's damages or other rights and remedies available under this Lease, or at law or equity; not shall the Security be a payment of liquidated damages. The Security will not be an advance of the Rent or any component thereof.

(b) Upon the occurrence of an Event of Default hereunder, Landlord may draw up to the full amount of the Security, in one or multiple draws, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any other sum which Landlord may expend or may be required to expend by reason of Tenant's default. In the event Landlord applies or retains any portion or all of the Security, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the amount specified as Security in the Basic Provisions and Definitions of this Lease. In the event Tenant shall fully and faithfully comply with all of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be performed, Landlord shall, within sixty (60) days after the later of the Expiration Date and the date of surrender of possession of the Demised Premises to Landlord in accordance with this Lease, return the Security, or such portion thereof as shall then remain, to Tenant.

(c) If Landlord uses, applies, or retains all or any portion of the Security, Tenant will restore the Security to its original amount immediately upon demand from Landlord. Tenant shall be in default if Tenant fails to strictly comply with this requirement to restore the used portion of the Security.

(d) Landlord shall not be required to keep the Security separate from its own funds, and may commingle the Security with its own funds, except as required by law. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security. Landlord shall not be required to keep the Security in an interest bearing account. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of the Lease, and any modifications, extension, or renewal thereof, and subject to Landlord's final inspection of the Demised Premises, any part of the Security not used, applied, or retained by Landlord shall be returned to Tenant, without interest, after the expiration of the term or sooner termination, if applicable, or after any extension or renewal. However, if Landlord, in its sole discretion, has sufficient evidence that the Security has been assigned to an assignee of this Lease, Landlord will return the Security to the assignee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security to Tenant. In the event of a sale of the Building or any part of Landlord's property of which the Demised Premises forms a part (including to a mortgagee upon foreclosure of its mortgage), or a lease of the Building, Landlord shall have the right to transfer the Security to the purchaser or lessee, as the case may be, and Landlord shall provide Tenant with the name and address of such purchaser or lessee and shall thereupon be released by Tenant from all liability for the return of the Security; and in such case Tenant agrees to look solely to the purchaser or lessee for the return of the Security.

(e) The Security shall not be mortgaged, assigned, or encumbered by Tenant, and neither Landlord nor its successors or assigns shall be bound by any such mortgage, assignment or encumbrance. The acceptance by Landlord of the Security submitted by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease.

(f) If Tenant is in default under this Lease more than two (2) times within any twelve (12) month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security shall automatically be increased by an amount equal to the greater of: (i) two hundred percent (200%) of the original Security or (ii) four (4) months then current Base Rent, which shall be paid by Tenant to Landlord forthwith on demand.

ARTICLE 4 INITIAL CONSTRUCTION

Section 4.1 Landlord's Work. Except as expressly provided to the contrary herein, Landlord shall, at the cost and expense of Landlord, perform the work and obligations set forth as Landlord's Work on Exhibit C annexed hereto and hereby made a part hereof ("Landlord's Work") and, upon substantial completion thereof (which shall be deemed achieved notwithstanding the fact that in the Landlord's reasonable opinion, minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises), deliver physical possession of the Demised Premises to Tenant.

Section 4.2 Acceptance of Demised Premises. Tenant, upon entering into possession of the Demised Premises shall conclusively be deemed to have accepted the Demised Premises in its then "as is" condition, including, without limitation, as regards to the title thereto, the nature, condition and usability thereof, and the use or uses to which the Demised Premises may be put, and shall be deemed to have assumed all risk, if any, resulting from any present latent or patent defects and from the failure of the Demised Premises to comply with all Legal Requirements applicable thereto. Except as specifically provided herein, Landlord shall not be required to perform any work to prepare the Demised Premises for Tenant's intended use or any work to be performed by Tenant. Within ten (10) days after Landlord's request therefor, Tenant shall provide Landlord with a letter accepting the Demised Premises, in form and substance satisfactory to comply with any requirements for same contained in any mortgage constituting a lien on the premises of which the Demised Premises are a part.

ARTICLE 5 USE

Section 5.1 Permitted Use. Tenant shall use the Demised Premises for the Permitted Use and for no other use or purpose and may not alter the square footage allocated (if applicable) to each Permitted Use hereunder without Landlord's prior written consent. Any other provision(s) of this Lease to the contrary notwithstanding, the following are expressly prohibited uses for the Demised Premises: (i) an adult-oriented establishment (which shall include, without limitation, an adult bookstore, adult novelty store, adult video store, adult arcade, adult theater, adult cabaret or any similar establishment catering to prurient interests in sexuality or nudity), (ii) massage parlor, (iii) an establishment (other than a bank with a national or state charter) which cashes checks, or (iv) any establishment involving recreational or entertainment-type activities (except for existing uses under existing leases) including, without limitation, a dance hall or ballroom, theatre (of any type), health spa, skating rink or bowling alley.

Section 5.2 Rules and Regulations. In its use of the Demised Premises and Common Areas, Tenant shall comply with, and cause its employees, contractors, subtenants, licensees and business invitees to comply with, the rules and regulations annexed hereto as Exhibit D. Landlord reserves the right from time to time to suspend, amend or supplement the rules and regulations applicable to the Demised Premises and the Common Areas, and Tenant agrees to comply with all such rules and regulations upon notice of the same from Landlord. In the case of any conflict or inconsistency between the provisions of this Lease and any of the rules and regulations as originally promulgated or as changed, the provisions of this Lease shall control.

ARTICLE 6 ASSIGNMENT/SUBLETTING

Section 6.1 Consent Required. Tenant shall not, without the prior written consent of Landlord in each instance, assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part; sublet, or permit the subletting of the Demised Premises or any part thereof; or permit the Demised Premises or any part thereof to be occupied or used by any person other than Tenant. Any consent by Landlord to any such assignment, transfer or subletting shall in no event be construed to relieve Tenant from obtaining the prior consent of Landlord to any other or further such assignment, transfer or subletting. Notwithstanding the foregoing, Tenant may not in any event assign or transfer its rights under this Lease or sublet all or part of the Demised Premises to either (i) any existing tenant of any portion of the Property or any affiliate thereof or (ii) any prospective tenant of any portion of the Property with which Landlord or its agents have been negotiating within the six (6) months immediately preceding Tenant's request for Landlord's consent, or any affiliate of such prospective Tenant. Tenant shall pay Landlord all fees, costs and expenses including, without limitation, reasonable attorney's fees and disbursements, incurred by Landlord in connection with any proposed assignment of this Lease or any proposed sublease of the Demised Premises.

Section 6.2 Continuation of Liability. If this Lease shall be assigned or transferred in any manner whatsoever, such assignment or transfer shall be upon and subject to all of the terms, covenants, provisions and conditions contained in this Lease and, notwithstanding any consent by Landlord to any such assignment or transfer or any subletting by Tenant, Tenant shall continue to be and remain liable hereunder.

Section 6.3 Change of Control. If the sale, assignment, transfer or other disposition of any of the issued and outstanding capital stock of Tenant (or of any successor or assignee of Tenant which is a corporation), or of the interest of any general partner in a partnership constituting Tenant hereunder, or of the interest of any member of a limited liability company, joint venture, syndicate or other group which may collectively constitute Tenant hereunder, shall result in changing the control of Tenant or such other corporation or such partnership, limited liability company, joint venture, syndicate or other group, such sale, assignment, transfer or other disposition shall be deemed an assignment of this Lease. For the purposes of this Section 6.3, "control" of any corporation shall be deemed to have changed, if, in one or more

transactions, any person or group of persons purchases or otherwise succeeds to more than thirty percent (30%) in the aggregate of the voting power for the election of the Board of Directors of such corporation and "control" of a partnership, a limited liability company, joint venture, syndicate or other group shall be deemed to have changed if, in one or more transactions, any person or group of persons purchases or otherwise succeeds to more than thirty percent (30%) in the aggregate of the general partners' or other active interest in such limited liability company, joint venture, syndicate or other group.

Section 6.4 Default after Transfer. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, and without notice to Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants and conditions of this Lease on the part of Tenant to be performed. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant or similar occupant, shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to the Landlord for any and all acts and omissions of any and all assignees, subtenants and similar occupants.

Section 6.5 Recapture. If Tenant shall desire to assign this Lease, or to sublet the whole or any portion of the Demised Premises, Tenant shall submit to Landlord a written request ("Tenant's Request") for Landlord's consent to such assignment or subletting. Tenant's Request shall include the name and address of the proposed assignee or subtenant, the proposed use of the Demised Premises, financial statements of the proposed assignee or sublease in form satisfactory to Landlord, a letter from the DEP and supporting affidavits as required pursuant to Section 8.3 hereof and any other documentation reasonably required by Landlord. Landlord shall then have the right, within ninety (90) days after Landlord's receipt of Tenant's Request, to (x) consent to the proposed assignment or subletting, (y) reasonably deny its consent to the proposed assignment or subletting, or (z) terminate this Lease by giving Tenant notice of Landlord's election hereunder ("Recapture Notice"). If Landlord gives a Recapture Notice, this Lease shall terminate (in whole if Tenant's Request is for an assignment of this Lease or subleasing of all or substantially all of the Demised Premises, or with respect to that part of the Demised Premises which is the subject of a subletting if Tenant's Request is for a subletting of less than substantially all of the Demised Premises) (that portion, whether the whole or a part, of the Demised Premises which is the subject of Tenant's Request is hereinafter referred to as the "Subject Portion") on the date which is thirty (30) days after the date of Landlord's Recapture Notice (the "Surrender Date"). Tenant shall vacate the Subject Portion on or before the Surrender Date in the condition required by this Lease. Effective as of the Surrender Date, neither Landlord nor Tenant shall have any further obligations under this Lease with respect to the Subject Portion, except for those accruing prior to the Surrender Date. Effective as of the Surrender Date, (a) Base Rent shall be reduced to and be equal to the product of (x) Base Rent which would have been payable otherwise under this Lease, and (y) a fraction, the numerator of which shall be the number of Gross Rentable Square Feet within the Demised Premises less the Subject Portion, and the denominator of which shall be the number of Gross Rentable Square Feet within the Demised Premises prior to the Surrender Date and (b) Tenant's Percentage shall be reduced to a fraction, the numerator of which shall be equal to the number of Gross Rentable Square Feet within the Demised Premises after the Surrender Date and the denominator of which shall be equal to the number of Gross Rentable Square Feet in the Complex.

ARTICLE 7 REPAIRS AND MAINTENANCE

Section 7.1 Tenant's Obligations.

(a) Except as provided in Section 7.2 below, throughout the Term, Tenant shall, at Tenant's sole cost and expense, keep and maintain in good order and condition, and make all repairs to the

interior of the Demised Premises, as and when needed to preserve them in good working order and condition, including, without limitation, the equipment, fixtures and facilities appurtenant thereto; the electrical, plumbing and other building systems from the point of connection; the plate glass, windows, doors, door closure devices, window and door frames, molding, locks and hardware, and shall remove rubbish and debris generated by the Tenant from any loading docks located on the Property.

(b) If the Demised Premises has a point of entry and exit on the exterior of the Building, Tenant shall keep the sidewalk adjoining the Demised Premises in good repair, free from snow, ice, rubbish, dirt, garbage and other refuse.

(c) Tenant shall cause all repairs to be made in a good and workmanlike manner and in accordance with the provisions of Article 10 hereof. If Tenant fails after twenty (20) days' notice to proceed with due diligence to make repairs required by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Interest Rate, shall be forthwith paid to Landlord as Additional Rent within ten (10) days after rendition of a bill or statement therefor.

(d) As used herein, the term "repairs" shall mean all maintenance, repairs, replacements, alterations, additions and betterments, foreseen or unforeseen, ordinary or extraordinary, required to maintain the Demised Premises to the standard to which first class flex establishments are maintained in the community in which the Demised Premises is located.

Section 7.2 Landlord's Obligations.

(a) Landlord agrees, at its cost and expense, to make all repairs to the structural portions of the Building.

(b) Landlord shall perform all necessary maintenance, repairs and replacement to the roof gutters and downspouts; and maintain the exterior surface of the Building (including exterior painting, water treatment and removal of graffiti) the cost of which shall be included in Common Area Expenses.

(c) Landlord shall operate, maintain, repair and replace the Common Areas to substantially the standards of similar flex complexes in Middlesex County, New Jersey, including, without limitation, cleaning and sweeping the Common Areas; removal of snow therefrom and treatment ice thereon; maintenance of common utility systems (including electricity and lighting) serving the Common Areas and lighting of the Common Areas on days and hours that the Complex is open for business; the cost of which shall be included in Common Area Expenses.

(d) Tenant, at its sole cost and expense, shall operate, maintain, repair and replace the HVAC system and shall promptly enter into a maintenance contract with a reputable heating and air conditioning contractor reasonably acceptable to Landlord and provide Landlord with a copy thereof. Tenant shall, once per calendar quarter, provide proof of a maintenance contract being in full force and effect. Landlord may, upon not less than sixty (60) days notice to Tenant, assume responsibility for operation, maintenance and repair of the HVAC system serving the Demised Premises, in which event the costs of such operation, maintenance and repair shall be included in Common Area Expenses.

(e) Tenant shall pay to Landlord, on a monthly basis along with the Base Rent, the Disposal Charge, which shall be subject to adjustment should Landlord's actual cost for trash removal increase. Landlord shall designate the location of any dumpsters and trash receptacles and shall arrange for routine trash removal at the Building. Tenant shall additionally reimburse Landlord in full for any extra cost resulting from the removal of Tenant's refuse and trash in excess of ten (10) cubic yards per month per 5,000

Gross Rentable Square Feet of demised area. Non-routine trash removal shall be Tenant's sole responsibility, which shall include removal of all corrugated cardboard.

(f) Tenant hereby acknowledges that Landlord shall not be providing the security which Tenant may require with respect to its Permitted Use(s). Landlord and Tenant hereby expressly acknowledge that Tenant shall be required to install such security systems as Tenant may require with respect to its Permitted Use(s) and that all costs and expenses with regard to such security to be provided by Tenant shall be at Tenant's sole cost and expense.

(g) Landlord hereby reserves the right to undertake such Complex-wide repairs and provide such Complex-wide services as it deems necessary to preserve and promote the good physical condition of the Building and such costs shall be deemed Common Area Expenses.

ARTICLE 8 COMPLIANCE WITH LAW

Section 8.1 Legal Requirements. Tenant shall, throughout the Term, promptly comply, or cause compliance, with all laws and ordinances and the orders, rules, regulations and requirements (individually and collectively, the "Legal Requirements") of all federal, state, county and municipal governments and appropriate departments, commissions, boards subdivisions , and officers thereof (individually and collectively, the "Governmental Authorities"), and with all of the requirements of the Board of Fire Underwriters or similar body having jurisdiction, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy, which may be applicable to the Demised Premises or the use or manner of use thereof.

Section 8.2 Hazardous Materials.

(a) Tenant agrees to refrain, and to prevent its employees, invitees, agents, contractors and subtenants, from bringing any Hazardous Materials onto the Demised Premises, except for cleaning fluids in de minimis quantities for normal cleaning use within the Demised Premises which shall be stored in proper containers and in compliance with Legal Requirements. Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, actions, administrative proceedings, judgments, damages, penalties, costs, expenses, losses and liabilities of any kind or nature that arise (indirectly or directly) from or in connection with the presence (or suspected presence), release (or suspected release), spill (or suspected spill) or discharge (or suspected discharge) of any Hazardous Materials in, on or about the Demised Premises at any time during or after the first day of possession thereof by Tenant, or resulting from the acts or omissions of Tenant, its subtenants or their respective employees, agents or contractors. Without limiting the generality of the foregoing, the indemnity set forth above shall specifically cover any investigation, monitoring and remediation costs.

(b) The term "Hazardous Materials" shall mean any hazardous or toxic substances, materials, wastes, pollutants and the like which are defined as such in, and/or regulated by (or become defined in and/or regulated by), any Legal Requirements including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), ISRA (and its predecessor statutes), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11, et seq.), the Air Pollution Control Act (N.J.S.A. 26:2C-2, et seq.), the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1, et seq.), the Underground Storage Tank Act (N.J.S.A. 58:10A-21, et seq.), the Solid

Waste Management Act (N.J.S.A. 13:1E-1, et seq.), any other Legal Requirement which is presently in effect or hereafter enacted relating to environmental matters, any rules and regulations promulgated under any of the foregoing, and any and all amendments to the foregoing.

Section 8.3 ISRA. Tenant further covenants and agrees that (x) its operation at the Demised Premises shall not involve any Hazardous Materials and (y) Tenant is not, and the Demised Premises shall not be occupied during the Lease by, an "Industrial Establishment," as defined in the Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq.), and the rules and regulations promulgated thereunder, as same may be amended from time to time ("ISRA"). If Tenant's operations on the Demised Premises now or hereafter constitute an Industrial Establishment subject to the requirements of ISRA, then prior to the expiration or sooner termination of this Lease, Tenant, at its sole cost and expense, shall comply with all requirements of ISRA pertaining to an Industrial Establishment closing or transferring operations, at its sole cost and expense, to the satisfaction of the New Jersey Department of Environmental Protection ("DEP") and Landlord. If Tenant has not fully complied with ISRA prior to the expiration or sooner termination of the Lease, then Tenant, at Landlord's option and in addition to all other rights and remedies of Landlord under this Lease, at law, in equity or otherwise, shall be deemed to be a holdover tenant and the provisions of Article 21 shall be applicable. In addition to the foregoing, Tenant shall obtain and deliver to Landlord, at Tenant's sole cost and expense, at least thirty (30) days prior to the expiration of the Term or any assignment of this Lease or subletting of the Demised Premises, a letter from the DEP stating that termination of Tenant's operations at the Demised Premises does not trigger ISRA, together with true copies of any affidavits on which such letter is based. If Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a negative declaration and shall promptly sign such affidavits when requested by Landlord.

Section 8.4 Environmental Disclosure Affidavit. Tenant has provided an Environmental Disclosure Affidavit attached hereto as Exhibit E. This Lease has been entered into by the Landlord on the basis of this Environmental Disclosure Affidavit. If any information provided in the Affidavit is incorrect, such defect shall constitute an Event of Default hereunder. Further, Tenant shall immediately notify Landlord if any information provided in the Environmental Disclosure Affidavit has changed and promptly provide to Landlord upon demand an affirmation of the information contained therein and any additional information related thereto requested by Landlord. The provisions of this Article 8 shall survive the expiration or sooner termination of this Lease.

ARTICLE 9 UTILITIES

Section 9.1 Tenant's Responsibilities. Tenant agrees to pay or cause to be paid all charges for gas, water, electricity, telephone or other communication service or other utility or kind of service used, rendered or supplied to and billed directly to Tenant, upon or in connection with the Demised Premises throughout the Term, and Tenant agrees to defend and indemnify Landlord and save it harmless against any liability or damages on such account. Tenant expressly agrees that Landlord is not, nor shall it be, under this Lease required to furnish to Tenant or any other occupant of the Demised Premises, during the Term, any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or services of any kind whatsoever. In the event that utilities are not individually metered, charges therefor shall be included in Common Area Expenses.

Section 9.2 Excess Use. Tenant covenants and agrees that its use of utility services (including, without limitation, electric, gas, water and sewer) will not exceed either the capacity or maximum load of the utility lines serving the Demised Premises or which may from time to time be prescribed by applicable Governmental Authorities.

Section 9.3 Landlord not Liable. Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of utility services is changed or is no longer available or suitable for Tenant's purposes.

ARTICLE 10 ALTERATIONS

Section 10.1 Permissive Alterations Tenant shall not make any installations, alterations, additions or improvements to the Demised Premises ("Alterations"), without the prior consent of Landlord.

Section 10.2 Requirements. Any Alterations that Landlord has approved shall be made at Tenant's sole cost and expense, and in making any such Alterations, Tenant shall comply with the following conditions:

(a) Tenant shall submit to Landlord a copy of any plans and specifications prepared in connection with any proposed Alteration (including layout, architectural, mechanical and structural drawings) and Tenant shall not commence any such Alteration without first obtaining Landlord's prior written approval of such plans and specifications;

(b) no Alterations shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required, all necessary permits and authorizations of all Governmental Authorities having jurisdiction. Landlord shall join in the application for such permits or authorizations upon request of Tenant if necessary provided Landlord is promptly reimbursed for any filing or other costs, fees or expenses incurred;

(c) before commencing any Alterations, Tenant shall provide any necessary and appropriate riders for fire and extended coverage, and commercial general liability and property damage insurance, covering the risks during the course of such Alteration;

(d) any Alterations shall be made with reasonable diligence (Unavoidable Delays excepted), in a good and workmanlike manner and in compliance with all applicable permits, authorizations, building codes, zoning laws, and all other Legal Requirements of Governmental Authorities having jurisdiction, and upon completion Tenant shall obtain and deliver to Landlord any necessary amendment to the certificate of occupancy; and

(e) the cost of any Alterations shall be promptly paid so that the fee estate and leasehold estates in the Complex at all times shall be free of liens for labor and materials supplied or claimed to have been supplied to Tenant or the Demised Premises. If any lien shall be filed with respect to the Demised Premises or Complex as a result of work performed by or directly or indirectly on behalf of Tenant, Tenant shall cause such lien to be removed or bonded within ten (10) days after notice by Landlord.

Section 10.3. Ownership. All such Alterations made by Tenant, except any trade fixtures or personal property of Tenant, shall immediately be and become part of the realty and the sole and absolute property of Landlord and shall remain upon and be surrendered with the Demised Premises at the expiration or other termination of this Lease. Notwithstanding the foregoing, however, Landlord, upon notice given at least thirty (30) days prior to the Expiration Date, may require Tenant to remove any Alterations, and to repair and restore in good and workmanlike manner to good condition any damage to the Demised Premises caused by such removal.

ARTICLE 11 INSURANCE

Section 11.1 Tenant's Coverages.

(a) Commencing with the Commencement Date and throughout the Term, Tenant shall, at Tenant's cost and expense, provide and cause to be maintained:

(i) commercial general liability insurance (including contractual liability coverage) insuring against claims for bodily injury, death or property damage that may arise from or be occasioned by (x) the condition, use or occupancy of the Demised Premises, the sidewalks adjacent thereto, and the loading docks and other appurtenances, or (y) any act, omission or negligence of Tenant, its subtenants, or their respective contractors, licensees, agents, servants, employees, invitees or visitors; such insurance to afford minimum protection of not less than $3,000,000 in respect of personal and bodily injury to all persons in any one occurrence and property damage. The liability insurance requirements hereunder may be reviewed by Landlord every two (2) years for the purpose of increasing (in consultation with their respective insurance advisors) the minimum limits of such insurance from time to time to limits which shall be reasonable and customary for similar facilities of like size and operation in accordance with generally accepted insurance industry standards

(ii) "All-risk" insurance (including coverages against loss or damage by fire, lightning, windstorm, hail, explosion, vandalism and malicious mischief, riot and civil commotion, smoke and all other perils now or hereafter included in extended coverage endorsements) covering Tenant's merchandise, inventory, trade fixtures, furnishings, equipment, leasehold improvements and all other items of personal property of Tenant located on, in or about the Demised Premises, in an amount equal to one-hundred percent (100%) of the actual replacement cost thereof (with provisions for a deductible as shall be reasonable in comparison with similar properties); and

(iii) during performance of any Alteration, Tenant shall maintain worker's compensation, commercial general liability, comprehensive automobile liability, builder's risk forms of insurance and insurance against other perils or legal risks as may be required by Landlord, in each casein amounts appropriate to the status of the construction being performed by Tenant and in amounts reasonably required by Landlord.

(b) If Tenant fails to maintain the insurance to be maintained by Tenant hereunder, the same may be purchased by Landlord at the expense of Tenant, and the expense therefor incurred by Landlord, with interest thereon at the Interest Rate, shall be forthwith paid to Landlord as Additional Rent after rendition of a bill or statement therefor.

(c) All insurance policies required to be maintained by Tenant pursuant to this Article 11 shall be effected under policies issued by insurers which are permitted to do business in the State of New Jersey and rated "A/VIII" by A.M. Best Company, or any successor thereto. Tenant shall provide to Landlord, and to any Fee Mortgagee, certificates of the policies required to be maintained pursuant to this Lease. Each such policy shall contain a provision that no act or omission of the insured shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and an agreement by the insurer that such policy shall not be modified or canceled without at least 30-days' prior notice to Landlord and to any Fee Mortgagee.

(d) All policies of insurance provided for under this Section shall name the Tenant as the insured, and Landlord and Landlord's managing agent as additional insureds, and any Fee Mortgagee pursuant to a standard first mortgagee clause, subject in all respects to the terms of this Lease.

(e) Any insurance provided for in this Article may be effected by a blanket policy or policies of insurance, provided that the amount of the total insurance available shall be at least the protection equivalent to separate policies in the amounts herein required, and provided further that in other respects, any such policy or policies shall comply with the provisions of this Article. An increased coverage or "umbrella policy" may be provided and utilized to increase the coverage provided by individual or blanket policies in lower amounts, and the aggregate liabilities provided by all such policies shall be satisfactory provided they otherwise comply with the provisions of this Article.

(f) Each policy carried by Tenant shall be written as a primary policy not contributing with, and not in excess of, coverage carried by Landlord and/or Landlord's managing agent.

Section 11.2 Landlord's Coverages. Commencing with the Commencement Date and throughout the Lease Term, Landlord shall maintain, or cause to be maintained:

(a) "All-risk" insurance covering the Building, in an amount equal to one-hundred percent (100%) of the actual replacement cost thereof (exclusive of the cost of excavations, foundations and footings) with or without provisions for a deductible as shall be reasonable in comparison with similar properties;

(b) "All-risk" insurance covering the Common Area improvements, in an amount equal to one-hundred percent (100%) of the actual replacement cost thereof, (exclusive of the cost of excavations, foundations and footings) with or without provisions for a deductible as shall be reasonable in comparison with similar properties;

(c) general liability insurance (including contractual liability) covering the Common Areas, in an amount not less than $5,000,000 for personal and bodily injury to all persons in any one occurrence and for property damage;

(d) rent insurance, for the benefit of Landlord, covering the risks referred to in Paragraph (a) above, in an amount equal to all Rent payable for a period of twelve (12) months commencing on the date of loss; and

(e) if at any time a steam boiler or similar equipment is located in, on or about the Building, a policy insuring against loss or damage due to explosion, rupture or other failure of any boiler, pipes, turbines, engines or other similar types of equipment.

Section 11.3 Waiver of Subrogation. Every insurance policy carried by either party shall include provisions denying to the insurer subrogation rights against the other party and any Fee Mortgagee to the extent such rights have been waived by the insured prior to the occurrence of damage or loss. Each party hereby waives any rights of recovery against the other party for any direct damage or consequential loss covered by said policies against which such party is protected, or required hereunder to be protected, by insurance or (by the inclusion of deductible provisions therein or otherwise) has elected to be self-insured, to the extent of the proceeds paid under such policies and the amount of any such self-insurance, whether or not such damage or loss shall have been caused by any acts or omissions of the other party.

ARTICLE 12 DAMAGE AND DESTRUCTION

Section 12.1 Notice. If the Demised Premises, or any portion thereof, shall be damaged by fire or other casualty, Tenant shall immediately give notice thereof to Landlord.

Section 12.2 Termination. In the event the Building or Demised Premises shall be damaged or destroyed, in whole or in part, Landlord shall have the right to terminate this Lease by giving notice of such election to Tenant within sixty (60) days after such damage or destruction shall have occurred. If such notice shall be given, this Lease shall terminate as of the last day of the calendar month immediately following the month in which such notice shall have been given. In the event of such termination, Landlord shall not be required to restore or rebuild the damaged or destroyed Demised Premises, or any portion thereof, and all insurance proceeds payable on account of such damage or destruction may be retained by Landlord.

Section 12.3 Restoration by Landlord.

(a) In the event the whole or any part of the Demised Premises shall, during the Lease Term, be damaged or destroyed by fire or other casualty, and this Lease is not terminated pursuant to the terms of Section 12.2 hereof, Landlord shall, to the extent of insurance proceeds received by Landlord as a result of such damage or destruction, repair, restore and/or rebuild the Demised Premises, or damaged portions thereof, substantially to the condition and character existing as of the date on which the possession of the Demised Premises was delivered to Tenant.

(b) In the event the whole of, or any portion of, the Common Areas shall, during the Lease Term, be damaged or destroyed by fire or other casualty, and this Lease is not terminated pursuant to the provisions of Section 12.2 hereof, Landlord shall, to the extent of insurance proceeds received by Landlord as a result of such damage or destruction, repair, restore and/or rebuild the Common Areas to substantially their condition and character immediately prior to such damage.

(c) In no event shall Landlord be required to repair or replace Tenant's merchandise, inventory, trade fixtures, furnishings, equipment, leasehold improvements or other items of personal property of Tenant.

Section 12.4 Restoration by Tenant. In the event the whole of, or any portion of, the Demised Premises shall, during the Term, be damaged or destroyed by fire or other casualty, and this Lease is not terminated pursuant to the provisions of Section 12.2 hereof, Tenant shall, promptly upon substantial completion of the restoration work to be performed by Landlord pursuant to Section 12.3(a) hereof, promptly repair, restore, redecorate and refixture the Demised Premises in a manner and to at least a condition equal to that existing immediately prior to such damage or destruction.

Section 12.5 Effect on Lease.

(a) Except to the extent specifically provided in this Lease, no damage or destruction of the Demised Premises by fire or other casualty, nor the untenantability of the Demised Premises or Common Areas, shall permit Tenant to terminate this Lease or surrender the Demised Premises, nor shall relieve Tenant from its obligation to pay Rent (except to the extent that Rent shall be paid by application of the proceeds of rent insurance actually collected by Landlord under policies maintained by Landlord pursuant to Section 11.2 hereof) or perform any of Tenant's other obligations under this Lease.

(b) Tenant hereby expressly waives any rights now or hereafter conferred by any law or statute to terminate this Lease or surrender the Demised Premises, or any portion thereof, or to suspend, diminish, abate or reduce Rent on account of any such damage or destruction.

(c) Tenant shall not be entitled to and hereby waives any and all claims against Landlord for any compensation or damage for loss of use of the Demised Premises, the Common Areas or any portion thereof, for any interruption of services required to be provided by Landlord hereunder, and/or for any inconvenience or annoyance resulting from any damage, destruction, repair or restoration.

ARTICLE 13 EMINENT DOMAIN

Section 13.1 Taking. In the event of a taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Landlord and those having the authority to exercise such right (herein called "Taking") of all or substantially all of the Demised Premises, then this Lease shall terminate as of the date of vesting of title or transfer of possession, whichever is earlier (the "Vesting Date"). In the event of a Taking of less than substantially all of the Demised Premises, then this Lease shall terminate with respect to the portion so taken on the Vesting Date.

Section 13.2 Termination.

(a) In the event of a Taking of less than substantially all of the Demised Premises, Landlord may elect to terminate this Lease if (i) there is any Taking occurring during the last two (2) years of the Term; or (ii) in Landlord's reasonable judgment, it shall not be economically feasible to restore and replace the Building, the Demised Premises, the Common Areas, the Complex or part thereof, to tenantable condition capable of being operated as a flex complex in an economical manner. In the event Landlord elects to terminate this Lease pursuant to this Section 13.2(a), Landlord shall, within one hundred twenty (120) days of the Taking, give notice to Tenant, and the Term shall expire and come to an end as of the last day of the calendar month in which such notice is given.

(b) In the event of a Taking of less than substantially all of the Demised Premises, Tenant may elect to terminate this Lease if, by reason of the Taking (i) more than thirty-three percent (33%) of the Gross Rentable Square Feet within the Demised Premises shall be taken; (ii) there is a prohibition of the use of the Demised Premises for Tenant's actual permitted use thereof; or (iii) there is any Taking of the Demised Premises occurring during the last two (2) years of the Term. In the event Tenant elects to terminate this Lease pursuant to this Section 13.2(b) hereof, Tenant shall, within one hundred twenty (120) days of the Taking, give notice to Landlord, and the Term shall expire and come to an end as of the last day of the calendar month in which such notice is given.

Section 13.3 Restoration by Landlord.

(a) If this Lease is not terminated pursuant to Section 13.2 hereof, Landlord shall, to the extent of the award received by Landlord as compensation for a Taking of the Demised Premises, repair, restore and/or rebuild the remaining portions of the Demised Premises to a complete architectural unit substantially to the condition and character existing as of the date on which possession of the Demised Premises was delivered to Tenant.

(b) If this Lease is not terminated pursuant to Section 13.2 hereof, Landlord shall to the extent of the award received by Landlord as compensation for a Taking of the Common Areas, make all repairs to the Common Areas affected by such Taking to the extent necessary to restore the same to a complete architectural and functional unit (to the extent permitted, however, taking into consideration the amount of land remaining after any such Taking).

Section 13.4 Restoration by Tenant. In the event of a Taking of a portion of the Demised Premises and this Lease is not terminated pursuant to Section 13.2 hereof, Tenant shall, promptly upon substantial completion of the restoration work to be performed by Landlord pursuant to Section 13.3(a) above, promptly repair, restore, redecorate and refixture the Demised Premises in a manner and to at least a condition equal to that existing immediately prior to such Taking.

Section 13.5 Effect on Lease.

(a) If there is a Taking, then commencing on the Vesting Date, Base Rent shall be the product of (i) Base Rent immediately preceding the Taking, and (ii) a fraction, the numerator of which shall be the number of Gross Rentable Square Feet within the Demised Premises remaining after the Taking, and the denominator of which shall be the number of Gross Rentable Square Feet within the Demised Premises immediately preceding the Taking.

(b) Except as otherwise provided herein, this Lease shall not be affected in any manner by reason of a Taking of the Demised Premises, the Building or Common Areas, or any part thereof, and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender the Demised Premises or any part thereof, and Landlord's and Tenant's respective obligations under this Lease, including the payment of Rent, shall continue as though none of those events had occurred and without abatement, suspension, or reduction of any kind.

Section 13.6 Award. All compensation awarded or paid in respect of a total or partial taking of the Demised Premises, or any part thereof, shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for moving expenses; any fixtures or equipment owned by Tenant; and the unamortized cost of Tenant's betterments and improvements, provided that no such claim shall (x) diminish or otherwise adversely affect Landlord's award or the award of any Fee Mortgagee, or (y) include any value for the leasehold estate created hereby or the unexpired term of this Lease.

ARTICLE 14 LANDLORD'S COVENANTS

Section 14.1 Tenant, upon paying the Rent and performing and observing all of Tenant's other obligations under this Lease, shall have and enjoy, during the Term, quiet and undisturbed possession and use of the Demised Premises and all appurtenances thereto, subject to the terms and provisions of this Lease. This covenant shall be construed as running with Landlord's estate as owner of the Demised Premises and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Demised Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such subsequent owners and successors in interest, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

ARTICLE 15 DEFAULT; REMEDIES AND DAMAGES

Section 15.1 Event of Default. Each of the following shall be deemed an "Event of Default":

(a) any failure by Tenant to pay Base Rent on the date it was payable under this Lease, or any failure by Tenant to pay Additional Rent or other sum of money payable under this Lease within five (5) days after notice from Landlord that such payment of Additional Rent or other sum is due;

(b) Tenant shall abandon or vacate the Demised Premises;

(c) any interest of Tenant hereunder shall pass to another without Landlord's consent;

(d) if proceedings in bankruptcy shall be instituted by or against Tenant or any guarantor of this Lease, or if Tenant or any guarantor of this Lease shall file, or any creditor or other person shall file,

any petition in bankruptcy under any law, rule or regulation of the United States of America or of any State, or if a receiver of the business or assets of Tenant or of any guarantor of this Lease shall be appointed, or if a general assignment is made by Tenant for the benefit of creditors, or any sheriff, marshall, constable or other duly constituted public official takes possession of the Demised Premises, or any part thereof, by authority of any attachment or execution proceedings, and offers same for sale publicly, and, with respect to any of the foregoing actions which shall be involuntary on Tenant's part, such action is not vacated or withdrawn within thirty (30) days thereafter;

(e) any other failure by Tenant to perform any of the other terms, conditions or covenants of this Lease to be observed or performed by Tenant (for which notice and/or cure periods are not otherwise set forth in this Lease) for more than twenty (20) days after notice of such default shall have been given to Tenant, or if such default is of such nature that it cannot with due diligence be completely remedied within said period of twenty (20) days such longer period of time as may be reasonably necessary to remedy such default provided Tenant shall commence within said period of twenty (20) days and shall thereafter diligently prosecute to completion, all steps necessary to remedy such default, but in no event more than ninety (90) days after notice of such default shall have been given to Tenant;

(f) an Event of Default shall exist or be repeated for two (2) consecutive months or for a total of four (4) months in any period of twelve (12) months, or more than three (3) times in any six (6) month period, then notwithstanding that such defaults shall have each been cured within the applicable grace period, any similar default shall be deemed to be deliberate and Landlord may thereafter be entitled to its remedies for breach of this Lease as hereinafter set forth without affording to Tenant an opportunity to cure such default if such opportunity would otherwise be afforded to Tenant under this Lease; and

(g) an Event of Default provided for under any other section of this Lease.

Section 15.2 Remedies.

(a) If an Event of Default shall occur, Landlord shall, in addition to any other right or remedy available at law, in equity or otherwise, have the right:

(i) to bring suit for the collection of the Base Rent, Additional Rent and/or other amounts for which Tenant may be in default, or for the performance of any other covenant or agreement devolving upon Tenant, all with or without entering into possession or terminating this Lease;

(ii) to terminate this Lease, and after this Lease is terminated, Landlord, its agents or representatives, may re-enter the Demised Premises by summary proceedings, force or otherwise, and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them and hold the Premises free of this Lease; or

(iii) without terminating this Lease, to re-enter the Demised Premises by summary proceedings, force or otherwise and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them and hold the Premises free of this Lease.

No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless such termination be decreed by a court of competent jurisdiction.

(b) After such a dispossession or removal, (x) Base Rent and Additional Rent shall be paid up to the date thereof, (y) Landlord may relet the Demised Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or

exceed the period which would otherwise have constituted the balance of the Term, and (z) Tenant shall pay to Landlord any deficiency between the sum of Base Rent and Additional Rent due hereunder plus the reasonable costs and expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting the Demised Premises, including, without limitation, repairing, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and other expenses and concessions ("Default Costs"), and the amount of rents and other charges collected on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term (not including any Renewal Periods, the commencement of which shall not have occurred prior to such dispossession or removal). Such deficiency shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Base Rent. Landlord reserves the right to bring actions or proceedings for the recovery of any deficits remaining unpaid without being obliged to await the end of the Term for a final determination of Tenant's account, and the commencement or maintenance of any one or more actions or proceedings shall not bar Landlord from bringing other or subsequent actions or proceedings for further accruals pursuant to the provisions of this Section. Any rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness (other than Rent due hereunder) of Tenant to Landlord; second, to the payment of any Default Costs; third, to the payment of Rent due and unpaid hereunder, and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it may come due and payable hereunder. In the alternative, following any such dispossession or removal, Landlord may claim as damages no more than the difference between the balance of Base Rent and Additional Rent payable over the remainder of the Term and the fair market rental value of the Demised Premises over the same period, discounted to present value at a discount rate equal to the then effective rate on obligations of the U.S. Treasury having a maturity closest to the number of months remaining in the Term.

(c) If Landlord is required by Legal Requirements to mitigate its damages, then Tenant agrees that Landlord's duty to mitigate (i) shall arise only after Landlord regains possession of the Demised Premises, (ii) shall be deemed satisfied if Landlord has used commercially reasonable efforts to relet the Demised Premises, whether or not such efforts are successful, and (iii) shall not require Landlord to market the Demised Premises ahead of other property which are vacant or about to become vacant in properties owned by Landlord or its affiliates within ten (10) miles of the Demised Premises.

(d) In addition to the foregoing, if an Event of Default shall occur other than as to the payment of Rent, Landlord, in addition to any other right or remedy available at law or in equity, shall have the right, but not the obligation, to cure such failure. Notwithstanding the provisions of Subsection (a) above, if, in Landlord's reasonable judgment, an emergency shall exist, Landlord may cure such Event of Default upon such notice to Tenant as may be reasonable under the circumstances (and may be without any prior notice if the circumstances shall so require). If Landlord cures such failure as aforesaid, Tenant shall pay to Landlord on demand, as Additional Rent, the reasonable and necessary cost or amount thereof, together with interest thereon at the Interest Rate from the date of outlay of expense until payment.

(e) In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.

(f) The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law, in equity or otherwise.

(g) The words "re-enter", "re-entry: and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

Section 15.3 Waivers.

(a) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law.

(b) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge; or any re-entry by Landlord; or any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

Section 15.4 Landlord's Default.

(a) If Landlord shall fail to observe, perform or comply with any of its duties and obligations as set forth in this Lease for a period of thirty (30) days after notice thereof from Tenant to Landlord, or if such failure is of such a nature that it cannot be completely remedied within said period of thirty (30) days, if Landlord shall not (x) promptly upon the giving by Tenant of such notice, advise Tenant of Landlord's intention to institute reasonable steps necessary to remedy such failure, (y) promptly institute and thereafter diligently prosecute to completion reasonable steps necessary to remedy same, and (z) complete such remedy within a reasonable time after the date of the giving of said notice by Tenant, Tenant may at any time thereafter cure such breach or failure, but only if such breach or failure is creating a material impairment to the operation of Tenant's business at the Demised Premises, for the account of Landlord, provided that Tenant may cure any such breach or failure as aforesaid prior to the expiration of said waiting period, without notice to Landlord if an emergency situation exists, or after notice to Landlord, but solely if the curing of such breach or failure prior to the expiration of said waiting period is necessary to protect the Demised Premises or Tenant's interest therein or to prevent injury to persons or material damage to property. Landlord shall reimburse Tenant for the amounts reasonably and properly incurred by Tenant as aforesaid within thirty (30) days of Tenant's written demand therefor. In no event whatsoever, however, shall Tenant have a right to terminate this Lease by reason of Landlord's default, nor shall Landlord be liable to Tenant for any consequential, incidental or punitive damages in connection with or as a result of any default by Landlord hereunder. For the purposes of this Section, lost sales and/or profit shall be deemed to be consequential damages.

(b) Notwithstanding that certain additional rights or remedies may now or hereafter be available to Tenant at law, in equity or otherwise, the rights and remedies as, when and to the extent specifically provided Tenant in Subsection (a) hereof shall be Tenant's sole and exclusive rights and remedies under this Lease in the event of Landlord's failure to observe, perform or comply with any of its duties and obligations of this Lease on its part to be observed, performed or complied within the time periods provided in this Lease.

ARTICLE 16 UNAVOIDABLE DELAYS, FORCE MAJEURE

Section 16.1 If Landlord shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute or other labor trouble, inability to obtain labor, materials or reasonable substitutes therefor, act of God, weather, soil conditions, site conditions, present or future governmental restrictions, regulation or control, governmental pre-emption or priorities or other conflicts in connection with a national or other public emergency or shortages of fuel, supply of labor resulting therefrom, insurrection, sabotage, fire or other casualty, or any other condition beyond the control of Landlord, other than unavailability of funds or financing (individually and collectively

"Unavoidable Delays"), then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event. If Landlord shall as a result of an Unavoidable Delay be unable to exercise any right or options within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of such Unavoidable Delay.

ARTICLE 17 NOTICES

Section 17.1 Unless specifically provided to the contrary in this Lease, any notices, consents, approvals, elections, submissions, requests or demands required or permitted to be given under this Lease or pursuant to any law or governmental regulation (individually and collectively "notice") by Landlord to Tenant or by Tenant to Landlord shall be in writing (whether or not expressly so provided) at the respective addresses set forth in the Basic Provisions and Definitions hereof.

Notices shall be deemed given upon personal delivery; being deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid; or being sent by overnight express mail or nationally recognized courier service (e.g., Federal Express) to Landlord or Tenant, at the respective addresses set forth in the Basic Provisions and Definitions hereof, and shall be deemed received upon actual receipt or rejection. Notices may be signed by the attorneys for the party on whose behalf the notice is sent. Changes in addresses may be designated by written notice as provided in this Article.

ARTICLE 18 ACCESS

Section 18.1 Landlord and/or its designees shall have the right, at all times, to enter upon the Demised Premises to inspect, to make repairs and perform other obligations of Landlord or Tenant pursuant to Article 7 hereof, to respond to emergency situations, and for exhibiting same to prospective purchasers and/or mortgagees, or, during the period commencing twelve (12) months prior to the end of the Term, for the purpose of exhibiting same to prospective tenants.

ARTICLE 19 SIGNS

Section 19.1 Landlord shall provide Tenant with a building standard sign for the Demised Premises. Tenant shall comply with all Legal Requirements of applicable Governmental Authorities with respect to the installation and maintenance of all signs. No other sign, awning, canopy, identification, advertisement or notice shall be affixed to or placed upon any part of the Demised Premises by Tenant without Landlord's prior written consent in each instance.

ARTICLE 20 END OF TERM

Section 20.1 Surrender. Upon the expiration or other termination of the Term, Tenant shall peaceably and quietly quit and surrender the Demised Premises, together with all alterations which are then part of the realty, broom clean, in good order and condition, reasonable wear and tear and the provisions of Articles 12 and 13 excepted, and otherwise in accordance with the terms of this Lease, including, without limitation, Article 10.

Section 20.2 Survival. Upon the expiration of the Term or other earlier termination of this Lease, any item of Rent which is payable to the date of the expiration of the Term or earlier termination of this Lease which is not then ascertainable shall be paid to Landlord when the same is determined.

Section 20.3 Vacant Possession. Any personal property and trade fixtures remaining upon the Demised Premises after the expiration of the Term shall be deemed abandoned and shall become the property of Landlord without payment therefor. Landlord may dispose of or store any personal property and/or trade

fixtures remaining in, upon or about the Demised Premises after the expiration or earlier termination of the Term and Tenant shall pay to Landlord the cost of removal, disposal or storage of same, which obligation shall survive the expiration or earlier termination of this Lease. The provisions of this Section 20.3 shall survive the expiration of the Term or other earlier termination of this Lease.

ARTICLE 21 HOLDING OVER

Section 21.1 Should Tenant hold over in possession after the Expiration Date, such holding over shall not be deemed to extend the Term or renew this Lease. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonably attorneys' fees and disbursements) resulting from delay by Tenant in surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Base Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord on the Expiration Date, in addition to any other rights and remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Demised Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Demised Premises for each month and for each portion of any month during which Tenant holds over after the Expiration Date, a sum equal to two (2) times the aggregate of that portion of the Base Rent, and Additional Rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Demised Premises through summary proceeding or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article. The provisions of this Article shall survive the Expiration Date.

ARTICLE 22 INDEMNITY

Section 22.1 Indemnity. Tenant shall not do or permit any act or thing to be done in or about the Demised Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Legal Requirement, and shall exercise such control over the Demised Premises as to fully protect Landlord against any such liability. Tenant shall indemnify and save the Landlord, the members comprising Landlord and its and their partners, shareholders, members, officers, directors, employees, agents and contractors (the "Indemnitees") harmless from and against (x) all claims of whatever nature against the Indemnitees arising from Tenant's occupancy of the Demised Premises, or from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors (including, without limitation, statutory liability and liability under worker's compensation laws), (y) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Demised Premises, and (z) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

Section 22.2 Defense. If any claim, action or proceeding is made or brought against the Indemnitees or any of them, which claim, action or proceeding Tenant shall be obligated to indemnify against pursuant to the terms of this Lease, then, upon demand by the Indemnitees or any of them, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the name of such Indemnitees, if necessary, by such attorneys as such Indemnitees shall approve, which approval shall not be unreasonably withheld. Attorneys for the Tenant's insurer are hereby deemed approved for purposes of this Section. The provisions of this Article shall survive the Expiration Date or earlier termination of this Lease.

ARTICLE 23 SUBORDINATION

Section 23.1 Fee Mortgage. Landlord shall have the right at any time during the Term to subject its interest in the Demised Premises, the Building, the Complex and/or this Lease to any one or more mortgages on Landlord's interest therein ("Fee Mortgage") and to renew, modify, consolidate, replace, extend and/or refinance any such Fee Mortgage. Landlord shall be entitled to all of the proceeds from any such Fee Mortgage at any time effected pursuant hereto.

Section 23.2 Subordination. This Lease shall at all times be subordinate to any such Fee Mortgage. The foregoing provisions shall be self-operative and no further instrument of subordination shall be required. If Landlord or a Fee Mortgagee desires confirmation of such subordination, Tenant shall promptly execute, without charge therefor, any certificate that Landlord or any holder of any Fee Mortgage ("Fee Mortgagee") may request.

Section 23.3 Attornment. Notwithstanding the provisions of Section 23.2 hereof, should any Fee Mortgagee require that this Lease be prior rather than subordinate to any such Fee Mortgage, Tenant shall, within ten (10) days after request therefor by Landlord or such Fee Mortgagee, and without charge therefor, execute a document effecting or acknowledging such priority, which document shall contain, at the option of such requesting party, an attornment to the Fee Mortgagee, or any person acquiring the interest of Landlord as a result of any foreclosure or the granting of a deed in lieu of foreclosure, as landlord, upon the then executory terms and conditions of this Lease for the remainder of the Term.

ARTICLE 24 CERTIFICATES

Section 24.1 On the request of either party, at any time or from time to time, Landlord and Tenant shall execute, acknowledge and deliver to each other, within ten (10) days after request, a written instrument, duly executed and acknowledged, (i) certifying that this Lease has not been modified and is in full force and effect or, if there has been a modification, that this Lease is in full force and effect as modified, stating such modification, and that this Lease is the only lease between Landlord and Tenant affecting the Demised Premises, (ii) specifying the dates to which Base Rent, Additional Rent and other Rent have been paid, (iii) stating that whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if so, stating the nature of such default, (iv) stating whether or not there are then existing any credits, offsets or defenses against the enforcement of any provisions of this Lease, (v) stating the Commencement Date and the Expiration Date of this Lease, (vi) stating which of any options to extend the Term have been exercised, (vii) stating that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof, and (viii) stating such further information with respect to the Lease or the Demised Premises as may reasonably be requested. Any such certificate may be relied upon by any prospective purchaser of the Complex, the Building or the Demised Premises (or any portion of any of the foregoing) or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by a lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section within ten (10) days after request therefor shall constitute an acknowledgment by Tenant, which may be relied

on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct.

ARTICLE 25 PARKING SPACES; USE OF EXTERIOR AREAS

Section 25.1 Parking Spaces. Tenant's occupancy of the Demised Premises shall include the use of the number of Parking Spaces set forth in the Basic Provisions and Definitions hereto on a non-designated, unassigned basis. Landlord reserves the right to require Tenant to affix parking stickers or other means of identification upon the vehicles operated by Tenant, its subtenants, licensees, invitees, concessionaires, officers and employees. Tenant shall, upon request, promptly furnish Landlord the license plate numbers of the vehicles parked in the parking area(s) by Tenant, its subtenants, licensees, concessionaires, officers, and employees. If any vehicle of Tenant or of any subtenant, licensee, concessionaire, or their respective officers, agents or employees fail to affix such parking stickers or other means of identification, or is parked in any part of the Common Areas other than the employee parking area(s) that may be designated therefor by Landlord, or Tenant, its subtenants, licensees, invitees, concessionaires, officers or employees exceed the number of unassigned Parking Spaces allocated to Tenant herein (i) Tenant shall pay to Landlord such reasonable penalty as may be fixed by Landlord from time to time and/or (ii) Landlord, at Landlord's sole option but at Tenant's sole expense, shall cause the parking area(s) to be policed by Landlord's personnel or, alternatively, request that the Tenant hires its own personnel to do same. The amounts due under the provisions of this Section shall be deemed to be Additional Rent. Nothing contained herein shall be deemed to impose any obligation on Landlord to police the parking area(s).

Section 25.2 Use of Exterior Areas.

(a) In connection with the use of the access driveway, parking areas and loading platforms, Tenant shall not use the same so as to interfere with the use by others of the access driveways, parking areas, other loading areas and the vehicular traffic in and out of the Complex.

(b) Except as specifically permitted under this Lease, Tenant shall have no right to use any part of the roof of the Building or the exterior Building walls.

(c) Tenant may not utilize any portion of the Property outside of the Demised Premises for exterior storage of any kind.

ARTICLE 26 MISCELLANEOUS

Section 26.1 No Waiver. The failure of Landlord to insist upon strict performance of any of the terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions.

Section 26.2 Relationship of Parties. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant. Nothing contained herein shall in any way impose any liability upon the members, officers, partners or directors of Landlord.

Section 26.3 Recording. Neither Landlord nor Tenant shall record this Lease.

Section 26.4 Captions. The captions, section numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles nor in any way affect this Lease.

Section 26.5 Applicable Law. This Lease shall be governed by, and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

Section 26.6 Mechanics' Liens.

(a) Throughout the Term, Tenant shall not suffer or permit any liens to stand against the Demised Premises or any part thereof, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant or anyone holding the Demised Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Demised Premises, Tenant shall cause the same to be discharged of record within ten (10) days after the date of filing the same, by either payment, deposit or bond. If Tenant shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon at the Interest Rate from the date of payment or deposit, shall become due and payable forthwith by Tenant to Landlord, or, at the option of Landlord, shall be payable by Tenant to Landlord as Additional Rent.

(b) Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises, or any part thereof, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials, which might in any way give rise to the right to file any lien against or Landlord's interest in the Demised Premises. Landlord shall have the right to post and keep posted at all reasonable times upon the Demised Premises any notices which Landlord shall be required so to post for the protection of Landlord and/or the Demised Premises from any such lien.

Section 26.7 Brokerage. Landlord and Tenant each represent that it dealt with no broker or brokers or other person in connection with the negotiation, execution and delivery of this Lease other than Broker(s) named in the Basic Provisions and Definitions ("Broker"). Landlord agrees to pay the commission due Broker in connection with this Lease pursuant to separate written agreement. Each party shall defend, indemnify and hold the other harmless from and against any claims or demands for any brokerage commissions, finder's fees and/or other compensation resulting from a breach by it of the foregoing representation.

Section 26.8 Limitation of Landlord's Liability; Authority.

(a) The term "Landlord" as used in this Lease means only the owner of the Demised Premises, for the time being, so that in the event of any sale of Landlord's interest in the Demised Premises or in this Lease, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder with respect to the Demised Premises, and it shall be deemed without further agreement between the parties and such purchaser(s) or assignee(s) that the purchaser or assignee has assumed and agreed to

observe and perform all obligations of Landlord hereunder relating to the Demised Premises.

(b) Neither the Landlord nor its agents shall be liable for any damage to property of Tenant entrusted to employees of the Building, nor to any property, goods, or things contained in the Demised Premises or stored in the basement or other part of the Building, or in the general parking area, unless such injury or damage is due to the gross negligence or willful misconduct of Landlord, or Landlord's servants, agents, or employees. Except also as the same may be attributable solely to the gross negligence or willful misconduct of the Landlord, its servants, agents, or employees. Landlord shall not be liable for any injury or damage to persons or property in the Building of which the Demised Premises forms a part, or to the business of the Tenant, or any interruption thereof, resulting from theft, burglary, explosion, wind or accident, falling plaster, steam, gas, electricity, water, rain or snow, leakage from any part of the Building or from pipes, appliances, or plumbing works in the Building or from the street or subsurface thereof or from any other source, or from dampness, or from damage occasioned by workmen engaged in making repairs or alterations in or upon the Building or the Property, or from damage by other tenants or persons in the Building, or for interference with the light or other incorporeal hereditaments, or caused by operations in the construction of any public or quasi-public work, or for any other cause of whatsoever nature. Tenant, as a material part of the consideration to Landlord, assumes all risk of damage to property or injury to persons, in, upon or about the Demised Premises, unless resulting from the willful misconduct of Landlord.

(c) It is specifically understood and agreed that there shall be no personal liability on Landlord in respect to any of the covenants, conditions, or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Demised Premises for the satisfaction of Tenant's claims, and to no other property or assets of Landlord. No constituent of Landlord including, without limitation, any agent, partner, member, shareholder, managing agent or otherwise shall be in any manner personally liable under this Lease.

<u>Section 26.9</u> <u>Attorneys' Fees</u>. Should either party hereto institute any action or proceeding in court to enforce any provision hereof, or for damages or for declaratory or other relief hereunder, the prevailing party shall be entitled to receive from the losing party, in addition to court costs, such amount as the court may adjudge to be reasonable as attorneys' fees for services rendered to said prevailing party, and said amount may be made a part of the judgment against the losing party.

<u>Section 26.10</u> <u>Waiver of Trial by Jury</u>. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceedings for non-payment of any Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

<u>Section 26.11</u> <u>Arbitration</u>. In any case where this Lease provides for the settlement of a dispute by arbitration, the same shall be settled by arbitration under the auspices of the American Arbitration Association. The rules of the American Arbitration Association from time to time in effect shall apply (to the extent appropriate). Any award shall be enforceable by proper proceedings in any court having jurisdiction. The arbitrator, regardless how appointed, may determine how the expenses of the arbitration, including reasonable attorney's fees, and disbursements of the successful party, shall be borne as between Landlord and Tenant.

Nothing in the Section shall preclude Landlord or Tenant from exercising their rights to make payments or perform any work to cure alleged defaults prior to or during the course of arbitration, if any delay in complying with any requirements of this Lease by Landlord or Tenant might subject the other to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage.

Section 26.12 Interest Rate. Wherever this Lease refers to "Interest Rate", same shall be computed at a rate equal to the Prime Rate (hereinafter defined) plus five percent (5%) for the time period when any interest is due as provided in this Lease, and, if no time period is designated, the period shall be from the date of the occurrence in question to the date of payment. If, however, payment of interest at such rate by Tenant (or by the tenant then in possession having succeeded to Tenant's interest in accordance with the terms of this Lease) should be unlawful, i.e., violative of usury statutes or otherwise, then "Interest Rate" shall, as against such party, be computed at the maximum lawful rate payable by such party. "Prime Rate" shall mean the prime rate as published from time to time by the Wall Street Journal, Eastern Edition, for short term (90-day) unsecured loans.

Section 26.13 Excavations on Adjoining Property. If any excavation or other building operation shall be about to be made or shall be made upon any adjoining premises or streets, Tenant shall permit any third persons obligated by law to protect the Building(s), and their respective representatives, to enter upon the Demised Premises to shore the foundations and walls thereof and to do any other act or thing necessary for the safety or preservation thereof.

Section 26.14 Non-Binding Until Executed. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

Section 26.15 No Claim for Damages. Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. In the event of a determination that such consent or approval has been withheld or delayed unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withhold or delaying consent or approval shall be as provided in this Section.

Section 26.16 Independent Covenants. Tenant agrees that Tenant's covenants and obligations under this Lease shall be independent of Landlord's covenants and obligations under this Lease and that each such covenant and obligation is independent of any other covenant or obligation. Landlord's breach or non-performance of any of Landlord's covenants or obligations under this Lease shall not excuse Tenant of Tenant's covenants and obligations under this Lease, and shall not be the basis for any defense, of any kind or nature whatsoever, to any suit by Landlord for Tenant's breach or non-performance of any of tenant's covenants or obligations under this Lease (including, without limitation, Tenant's failure to pay Base Rent or Additional Rent). It is the express agreement of Landlord and Tenant that all payments of Base Rent and Additional Rent due under this Lease are absolutely and unconditionally due at the time set forth herein, without any right of set-off or deduction of any kind or nature whatsoever except as expressly provided to the contrary in this Lease.

Section 26.17 Interpretation. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Landlord or Tenant by any court or other governmental or judicial authority by reason of either Landlord or Tenant having or being deemed to have drafted, structured or dictated such provision.

Section 26.18 Entire Agreement. This Lease and the exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the subject matter hereof and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between the parties other than as herein

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made as of July 6, 2006 (this "First Amendment"), between **EB 3 LLC** ("Landlord") and **COMNET TELECOM SUPPLY INC.** ("Tenant").

RECITALS:

A. Landlord and Tenant entered into a lease dated April 20, 2005 (the "Lease"), which Lease demises certain premises comprised of approximately 10,000 Gross Rentable Square Feet in Suite 101 (the "Demised Premises") of the building located at 1 Kimberly Road, East Brunswick, New Jersey 08816.

B. Tenant and Landlord desire to extend the term of the Lease and to memorialize and confirm other changes to the terms and conditions of the Lease as set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

1. The above Recitals are specifically incorporated herein by reference.

2. In the event the terms or conditions of this First Amendment conflict with, disagree with, or add to any term(s) or condition(s) of the Lease, this First Amendment shall be deemed controlling and shall supersede any contradictory provision(s).

3. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

4. The term of the Lease is hereby extended by one (1) year commencing on May 1, 2007 and terminating on April 30, 2008. All references to the "term" or the "Term" under the Lease shall mean the term as extended by this First Amendment.

5. Beginning on May 1, 2007:

(a) Base Rent shall be:

Annual Base Rent	Monthly Base Rent
62,500.00	$5,208.33

(b) Tenant's Percentage shall remain 25.00%, subject to adjustment per terms of the Lease.

(c) Tenant's Common Area Payment shall remain $1,516.67 per month, subject to adjustment per terms of the Lease.

(d) Tenant's Tax Rent shall remain $1,366.67 per month, subject to adjustment per terms of the Lease.

(e) The Disposal Charge shall remain $116.67 per month, subject to adjustment per terms of the Lease.

6. Tenant is in possession of the Demised Premises and shall continue to lease Demised Premises in its "AS IS" condition, subject to Landlord replacing the HVAC unit serving the Demised Premises.

7. Landlord is holding the sum of $10,000.00 as Security and shall continue to hold same pursuant to the terms of the Lease.

8. Landlord and Tenant each warrant and represent to the other that neither employed, dealt with nor negotiated with any broker in connection with this transaction other than Zimmel Associates ("Broker") and each agrees to indemnify and hold harmless the other against any loss, cost or expense (including reasonable attorneys'

fees) arising out of a breach of such representation by the indemnitor. Landlord shall pay any commission owing Broker pursuant to a separate agreement.

9. Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant certifies that all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this First Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other conditions with respect to the Lease or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

10. Tenant represents and warrants that it has obtained all required consents to enter into this First Amendment.

11. Except as expressly modified or amended by this First Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this First Amendment.

12. This First Amendment is offered for signature by Tenant and it is understood that this First Amendment shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this First Amendment to each other.

IN WITNESS WHEREOF, the parties have this day set their hands and seals.

Signed, Sealed and Delivered
in the presence of:

LANDLORD:
EB 3 LLC

____________________ By: ____________________
Steven J. Denholtz, Managing Member

TENANT:
COMNET TELECOM SUPPLY INC

____________________ By: ____________________
Name: Robert Porterca
Title: President

EXHIBIT A

Site Plan


EXHIBIT A

<u>EXHIBIT B</u>

<u>Floor Plan</u>

1 KIMBERLY RD
UNIT 101
GSF 10000
SCALE 1"=20'-0"
9 NOV 99





METER ROOM
39'x35'
39'x60'
39'x29'
15'x10'
15'x10'
15'x16'
15'x14'
39'x28'
15'x16'
15'x21'
WOMEN
WOMEN
MEN
14'x17'
10'x10'
15'x20'
10'x15'
9'x15'
9'x15'
10'x15'
9'x15'
15'x12'

EXHIBIT C

Landlord's Work

Landlord shall, at no additional cost to Tenant, provide Tenant with all of the items provided below. In the event that Tenant requests additional work beyond that set forth below or requests an upgrade in the quality of any of the items set forth below, then Tenant shall pay for the additional work and/or upgrade.

1. Gypsum walls painted (any one color).

EXHIBIT D

Rules and Regulations

1. Tenant shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or any elevators of the Building, or use the same in any way other than as a means of passage to and from the Demised Premises; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in any elevator or indoor Common Areas; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the exterior of the windows.

2. Water closets and urinals shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them.

3. Waste and excessive or unusual use of electricity, water or water closets is prohibited.

4. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed or coated by Tenant with film or other substances. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, OR UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of the Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

5. No contract of any kind with any vendor for, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.

6. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractor approved by Landlord.

7. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any tenant; and the time of moving the same in and out of the Building. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

8. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to the other tenants.

9. No additional lock or locks shall be placed by Tenant on any door in the Building, without the prior written consent of Landlord. Two keys will initially be furnished to Tenant by Landlord; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees shall not change any lock. All keys to doors and washrooms shall be returned to Landlord on or before the Expiration Date, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the costs thereof.

10. Tenant shall not employ any person or persons for the purpose of cleaning the Premises without the prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Demised Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

11. No vehicles or animals of any kind shall be brought into or kept in or about the Demised Premises, except animals such as seeing-eye dogs, etc., as may be reasonably required to accommodate the needs of individuals with disabilities. Bicycles may be brought into the Demised Premises, but shall not be left in front of the Building.

12. The requirements of Tenant will be attended to only upon application at the office of the Landlord. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

13. The Demised Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited. The use of a microwave oven shall not be prohibited.

14. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Demised Premises; manufacture or store goods, wares or merchandise upon the Demised Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Demised Premises to be used for gambling; making any unusual noises in the Building; permit to be played any musical instruments in the Demised Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Demised Premises.

15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design and color and attached in a manner approved by Landlord.

16. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17. There shall not be used in the Demised Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards. No hand trucks will be allowed in passenger elevators, if any.

18. Each tenant, before closing and leaving the Demised Premises shall ensure that all entrance doors are locked.

19. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes; (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the roof of

the Building; (e) the right to limit the space of the directory of the Building; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

20. Tenant shall have the right to use parking as designated in the Lease on a nonexclusive basis with Landlord and other tenants of the Building and their employees and invitees in the parking area provided by Landlord for the parking of passenger automobiles, other than parking spaces specifically allocated to others by Landlord. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways, and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder.

21. Tenant shall not use the Demised Premises or permit the Demised Premises to be used for the sale of food or beverages.